As Filed with the Securities and Exchange Commission July_ , 2001 Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form SB-2

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

GLOBAL MEDICAL HOLDINGS, INC.
(Name of small business issuer in its charter)

Nevada	5047	65-0822997
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Global Medical Holdings, Inc.
16553 Turquoise Trail
Weston, FL 33331
954-349-4693
(Address and telephone number of principal executive offices

Walter P. Scholler
16553 Turquoise Trail
Weston, FL 33331
(Name, address and telephone number of agent for service)

Copies to:
Stephen B. Schneer, Esq. 605 Third Avenue, 11th Floor New York City, NY 10158 Telephone: (212) 972-1100 Facsimile: (212) 983-5271

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common stock, $0.001 par value per share	600,000	$.50	$300,000	$198.20

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(f) under the Securities Act of 1933 based on the per share book value of Registrant as of June 30, 2000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine .

Subject To Completion, Dated July [__], 2001

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

600,000 Shares of
Global Medical Holdings, Inc.
Common Stock

Global Medical Holdings, Inc., which is referred to as "Global Medical" throughout this prospectus, is registering 600,000 shares of its common stock that were issued to eSAFETYWORLD to satisfy Global Medical's obligation under a consulting agreement. eSAFETYWORLD, Inc. is distributing to its stockholders of record on the record date of [___________], 2001, 400,000 of the 600,000 shares received from Global Medical. The distribution will be pro rata to the eSAFETYWORLD stockholders based on the number of shares owned by each. eSAFETYWORLD stockholders will receive one Global Medical share for each 7.5 shares held. Fractional shares will be rounded to the nearest whole share. eSAFETYWORLD will send Global Medical stock certificates to the eSAFETYWORLD stockholders on about [__________], 2001. This distribution is taxable as a dividend for federal income tax purposes to the extent that eSAFETYWORLD has current or accumulated earnings and profits. Global Medical will not receive any proceeds from the distribution of the shares.

eSAFETYWORLD stockholders are not required to take any action to receive their shares of Global Medical common stock. No consideration will be paid by holders of eSAFETYWORLD common stock for shares of Global Medical common stock.

Global Medical is a startup company with no revenues or operating funds. There currently is no public market for the shares of Global Medical common stock, and neither eSAFETYWORLD nor Global Medical can assure that a trading market will develop. Global Medical is applying to have its common stock quoted on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "GMHC" effective at the time of the distribution. See "The Distribution."

The ownership of Global Medical common stock involves significant risks. See "Risk Factors" beginning on page __.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July [__], 2001.

eSAFETYWORLD is not seeking approval by its stockholders of the distribution of the stock of Global Medical to the stockholders of eSAFETYWORLD. No approval by the stockholders of eSAFETYWORLD is required.

This information does not constitute an offer to sell or the solicitation of an offer to buy any securities.

You should rely on the information contained in this document. No person is authorized to give information that is not contained in this document. This document is not an offer to sell nor is it seeking an offer to buy these securities. This information is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until [________], 2001 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Because of eSAFETYWORLD's role in the Distribution, there is a possibility that it may be deemed to be a statutory "underwriter" within the meaning of Section 2(11) of the Securities Act. eSAFETYWORLD has advised us that it will comply with the prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its stockholders. Further, eSAFETYWORLD has acknowledged to us that it is familiar with the anti-manipulation rules of the SEC, including Regulation M under the Securities Exchange Act of 1934. These rules may apply to sales by eSAFETYWORLD in the market, following the creation of a public market, if such a market ever develops.

With certain exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.

Following the dividend of shares of our common stock to its stockholders in connection with the Distribution, eSAFETYWORLD will retain 200,000 shares of our common stock, and may sell those shares in the future. Although neither we nor any eSAFETYWORLD stockholder has paid or will be required to pay any fees to eSAFETYWORLD in connection with the distribution of our common stock to eSAFETYWORLD's stockholders, it is remotely possible that the retention of our shares by eSAFETYWORLD may be deemed by the SEC to be a commission received by eSAFETYWORLD. While any commission received by a broker-dealer while acting as an underwriter may be deemed to be underwriting discounts or commissions under the Securities Act, we do not believe that this rule is applicable to eSAFETYWORLD. eSAFETYWORLD has advised us and we believe that it is neither a "broker" nor a "dealer" within the meaning of Sections 3(a)(4) or 3(a)(5) of the Securities Exchange Act because, among other reasons, it has done nothing to influence any investment decision on the part of any party.

Stockholders of eSAFETYWORLD with inquiries related to the Distribution should contact R. Bret Jenkins, the Chief Financial Officer of eSAFETYWORLD, at 80 Orville Drive, Bohemia, NY 11716. eSAFETYWORLD's telephone number is 631-244-1454.

Table of Contents

Forward-Looking Statements *

Summary *

Risk Factors *

The Distribution *

Relationship of eSAFETYWORLD and Global Medical Before and After the Distribution *

Dividend Policy *

Capitalization *

Global Medical's Business *

Management's Discussion and Analysis of Results of Operations and Financial Condition *

Global Medical's Management *

Description of Global Medical's Capital Stock *

Securities of Certain Beneficial Owners and Management *

Certain Relationships and Related Transactions *

Legal Matters *

Experts *

Available Information *

Index to Financial Statements of Global Medical Holdings, Inc. *

Forward-Looking Statements

This document and other materials filed or to be filed by eSAFETYWORLD or Global Medical with the Securities and Exchange Commission, referred to as the "SEC," as well as information included in oral statements or other written statements made or to be made by eSAFETYWORLD and Global Medical, contain statements that are "forward-looking." These statements appear in a number of places in this document and include, but are not limited to, all statements relating to plans for future growth and other business development activities, as well as capital expenditures, financing sources and the effects of regulation and competition, the terms of the Distribution and all other statements regarding the intent, plans, beliefs or expectations of Global Medical, as well as its respective directors or officers. Words like "expects," "anticipates," "intends," "plans" and similar expressions also identify forward-looking statements.

Stockholders and readers are cautioned that such forward-looking statements are not assurances of future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward-looking statements.

Summary

The following is a summary of certain information contained in this document. While this summary provides an accurate description of all material information included in this document, it is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this document. The summary also addresses various questions that you may have about the pro rata distribution to eSAFETYWORLD stockholders of 400,000 shares of Global Medical common stock owned by eSAFETYWORLD. We refer to this distribution in this document as the "Distribution."

Q1: What is the Distribution?

A: The Distribution is the method by which eSAFETYWORLD will distribute shares held by it in Global Medical resulting in Global Medical becoming a publicly-held company with approximately 1,000 shareholders. Following the completion of the Distribution, Global Medical will comply with the periodic filing requirements of the Securities Exchange Act of 1934. This means that shareholders will have access to quarterly financial information and audited financial information at the conclusion of each fiscal year.

According to the terms of the Distribution, eSAFETYWORLD will distribute to its stockholders, as of the close of business on [______________], 2001, in a dividend, one share of Global Medical common stock for every 7.5 shares of eSAFETYWORLD common stock held on [______________], 2001. Of the shares distributed by eSAFETYWORLD, 34.8% will be distributed to shareholders who are considered affiliates of eSAFETYWORLD, and the remainder will be distributed to shareholders who are not considered affiliates of eSAFETYWORLD. No shares are being distributed to affiliates of Global Medical.

There is currently no trading market for Global Medical's shares, and no assurances can be given that a trading market will ever develop for the shares.

Q2: What is Global Medical?

A: Global Medical is a development stage company with no revenues or resources that was incorporated in March 1998 and intends to manage medical practices and to develop and manage outpatient stereotactic radiosurgery and oncology centers. Its goal is to become a leading independent operator of outpatient radiosurgery and oncology centers in the United States, although no assurances can be given that it will achieve that goal.

Q3: Why is eSAFETYWORLD effecting the Distribution?

A: eSAFETYWORLD is effecting the Distribution because it believes that the Distribution may result in an increase in the value of Global Medical common stock and provide potential value to eSAFETYWORLD's stockholders because it will offer shareholders with a source of liquidity. In addition, more potential investors may be interested in making an investment in a public company than in a private company.

Q4: What is the tax effect of the Distribution?

A: Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code provided that eSAFETYWORLD has current or accumulatedearnings and profits. The fair market value of Global Medical's shares will be established by trading that develops immediately after the Distribution with respect to such shares.

The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor.

Q5: What will eSAFETYWORLD stockholders receive in the Distribution?

A: In the Distribution, eSAFETYWORLD stockholders will receive one share of Global Medical common stock for every 7.5 shares of eSAFETYWORLD common stock they own on [______________], 2001. Immediately after the Distribution, eSAFETYWORLD's stockholders will still own their shares of eSAFETYWORLD common stock. Shares of eSAFETYWORLD common stock will represent stockholders' interests in the business of eSAFETYWORLD, and shares of Global Medical common stock that stockholders receive in the Distribution will represent their interests in the Global Medical business.

Q6: What happens to eSAFETYWORLD shares after the Distribution?

A: After the Distribution, shares of eSAFETYWORLD common stock will continue to represent ownership of the businesses of eSAFETYWORLD and will continue to be traded on the Nasdaq Smallcap Market under the ticker symbol "SFTY."

Q7: What does an eSAFETYWORLD stockholder need to do now?

A: eSAFETYWORLD stockholders do not need to take any action. The approval of the eSAFETYWORLD stockholders is not required to effect the Distribution, and eSAFETYWORLD is not seeking a proxy from any stockholders. eSAFETYWORLD stockholders should not send in their eSAFETYWORLD share certificates to effect the Distribution. eSAFETYWORLD stockholders will automatically receive their shares of Global Medical common stock shortly following the Distribution.

Q8: Where can eSAFETYWORLD stockholders get more information?

A: eSAFETYWORLD stockholders with additional questions related to the Distribution should contact R. Bret Jenkins, the Chief Financial Officer of eSAFETYWORLD, at eSAFETYWORLD, Inc., 80 Orville Drive, Bohemia, New York 11716. eSAFETYWORLD's telephone number is 631-254-1454.

Why You Were Sent This Document

eSAFETYWORLD sent you this document because you were an owner of eSAFETYWORLD common stock on [______________], 2001. Holders of record of eSAFETYWORLD common stock, as of the close of business on [______________], 2001, will be entitled to receive a pro rata distribution of one share of Global Medical for every 7.5 shares of eSAFETYWORLD common stock held. No action is required on your part to participate in the Distribution, and you are not required to pay cash or other consideration to receive your Global Medical shares. No stockholder approval of the Distribution is required or sought. We are not asking you for a proxy, and you are requested NOT to send us a proxy.

This document describes Global Medical's business, how this transaction benefits eSAFETYWORLD's stockholders and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the Global Medical shares that you will receive in the Distribution. You should be aware of certain risks relating to the Distribution and Global Medical's business, which are described in this document beginning on page __.

Summary of Global Medical's Business

Global Medical is a Nevada corporation incorporated in March 1998 and intends to manage medical practices and to develop and manage outpatient stereotactic radiosurgery and oncology centers. All of Global Medical's activities to date have been limited to planning and developing a strategic plan.

Global Medical does not have any credit facilities or other commitments for debt or equity financing. Global Medical believes that it can commence revenue producing activities if we obtain investments or other financing of $250,000. That amount would cover initial expenses.

Global Medical is unable to estimate a time period as to when we will commence promotional activities because of our extremely limited financial resources. The timing of the implementation of Global Medical's business strategy is dependent on our ability to obtain sufficient financing to undertake our plans. Global Medical cannot provide any assurances of the likelihood of us obtaining sufficient financing to undertake our operating plan.

We plan on pursuing equity lines of credit or similar facilities if our common stock begins to trade at sufficient volumes. However, no assurances can be given that we will be successful in obtaining an equity facility.

In September 2000, Global Medical entered into consulting agreements with eSAFETYWORLD, Inc. and EB Consulting under which those entities agreed to provide Global Medical with strategic planning and management consulting services as well as administrative support services. Global Medical has agreed to pay eSAFETYWORLD and EB Consulting aggregate fees of $400,000 which at Global Medical's option could be satisfied by the issuance of an aggregate of 950,000 shares of Global Medical's common stock. In February 2001, Global Medical advised eSAFETYWORLD and EB Consulting that it would issue the shares of common stock to satisfy the agreements. The agreements cover a period of 18 months.

Our corporate office is located at 16553 Turquoise Trail, Weston, FL 33331, and our telephone number is 954-349-4693.

Global Medical summary financial data

Global Medical has had no revenue producing operations and has virtually no assets.

Risk Factors

In addition to the information contained elsewhere in this document, you should carefully read the following risk factors related to Global Medical and the Distribution.

Recipients of the Distribution will incur an income tax liabilitymay be confronted by potential taxation matters

eSAFETYWORLD believes that the Distribution should qualify as a tax-free spin-off under Section 355 of the Internal Revenue Code. Neither eSAFETYWORLD nor Community Home Mortgage has obtained a written opinion of counsel regarding the tax-free nature of the spin-off. If the Distribution were not to qualify under Section 355 of the Internal Revenue Code, each eSAFETYWORLD stockholder receiving shares of Community Home Mortgage common stock in the Distribution would be treated as if such stockholder had received a taxable distribution in an amount equal to the fair market value of the Community Home Mortgage common stock received. See "The Distribution--Federal Income Tax Consequences of the Distribution."

Dividends and distributions received are taxable as ordinary income for federal income tax purposes provided that eSAFETYWORLD has current or accumulated earnings and profits. The fair market value of Global Medical's shares will be established by trading that develops immediately after the Distribution with respect to such shares.

The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor.

Global Medical is an early stage company with no operating history and anticipated losses.

Global Medical was incorporated in March 1998, and it has not yet initiated its principal current business operations. It has no revenues and virtually no assets. A substantial portion of its activities has involved developing a business plan. Therefore, it has insufficient operating history upon which an evaluation of its future performance and prospects can be made. Global Medical's future prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business. An investor in Global Medical's common stock must consider the risks and difficulties frequently encountered by early stage companies operating in new and competitive markets. These risks include:

competition from entities that are much more established and have greater financial and technical resources than do we;

need to develop awareness and acceptance in the medical community and with potential patients;

ability to develop and maintain acceptance by insurance companies and third party payors;

need to develop infrastructure;

ability to access and obtain capital when required; and

dependence upon key personnel.

Global Medical cannot be certain that its business strategy will be successful or that it will ever be able to commence revenue generating activities. Furthermore, Global Medical believes that it is probable that it will incur operating losses and negative cash flow for the foreseeable future.

Global Medical has no financial resources, and its auditors' report states that there is substantial doubt about its ability to continue as a going concern.

Global Medical has virtually no financial resources and an operating loss accumulated during the development stage. Its auditors state in their opinion on Global Medical's financial statements that this lack of resources causes substantial doubt about Global Medical's ability to continue as a going concern. No assurances can be given that Global Medical will generate sufficient revenue to continue as a going concern.

Global Medical will need financing which may not be available.

Global Medical has not established a source of equity or debt financing. Global Medical will require financing to establish diagnostic medical centers and implement its strategic plan. There can be no assurance that financing will be available or found. If Global Medical is unable to obtain financing, it may not be able to commence revenue producing activities.

Global Medical has had negative cash flow since inception and anticipates operating losses and negative cash flow for the foreseeable future.

Global Medical has incurred negative cash flow since inception and has an accumulated deficit of $216,776 at May 31, 2001. Furthermore, Global Medical believes that it is probable that it will incur operating losses and negative cash flow for the foreseeable because of costs and expenses related to marketing and startup activities.

Global Medical cannot be certain that its business strategy will be successful or that it will successfully address these risks. Our independent auditors indicated in their report that "the Company has suffered recurring losses from operations and has no established source of revenue which raises substantial doubt about its ability to continue as a going concern."

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligation.

We have no committed source of financing. Wherever possible, we will attempt to use noncash consideration to satisfy obligations. In many instances, we believe that the noncash consideration will consist of shares of our stock. In addition, if a trading market develops for our common stock, we will attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, and that dilution may be material.

Global Medical will be heavily dependent on the services of Walter Scholler.

Global Medical's business strategy is completely dependent upon the knowledge and business contacts of Walter Scholler, its founder and president. If Global Medical were to lose the services of Mr. Scholler, it is unlikely that it would be able to implement its business plan.

Global Medical will need to engage and retain qualified employees and consultants to implement its strategy.

Mr. Scholler is Global Medical's only fulltime employee. Global Medical will have to locate, engage and retain qualified and experienced professionals to undertake its plan. If it is unable to attract experienced industry professionals, it is unlikely that it will be able to generate a material amount of revenue. No assurances can be given that it will be able to locate, engage or retain qualified industry professionals.

The trading price of Global Medical common stock is likely to be subject to significant fluctuations

There can be no assurance as to the prices at which the Global Medical common stock will trade before, on or after the Distribution date. Until the Global Medical common stock is fully distributed and an orderly market develops in the Global Medical common stock, if ever, the price at which such stock trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue. Prices for the Global Medical common stock will be determined in the marketplace and may be influenced by many factors, including:

the depth and liquidity of the market for Global Medical common stock,

developments affecting the business of Global Medical generally and the impact of those factors referred to below in particular,

investor perception of Global Medical, and

general economic and market conditions.

No assurance can be given that an orderly trading market will ever develop for our stock. In any event, there is no relationship between the Distribution and the development of a trading market of any kind.

Global Medical common stock has no prior trading market or liquidity

Prior to the date of this document, there has not been any established trading market for Global Medical common stock. Application will be made to list the shares of Global Medical common stock on the OTCBB under the symbol "GMCO." Global Medical cannot predict the likelihood of the application being accepted. If the application is accepted, Global Medical cannot predict the extent to which investor interest in the company will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

Global Medical may become very dependent on reimbursement by third party payors.

The health care industry is experiencing a trend toward cost containment as government and other third-party payors, who may become Global Medical's principal direct or indirect sources of revenue, seek to impose lower reimbursement rates and negotiate reduced contract rates with service providers, generally in the form of fixed rates for specified procedures. Government payors' reimbursement rates are generally lower than the rates that may be charged at Global Medical's planned diagnostic treatment centers and are non-negotiable. Federal budget legislation and regulations could decrease the amount of funds available for reimbursement in total or for individual procedures. Reimbursement rates from managed care providers, such as health maintenance organizations, known as "HMOs," and preferred provider organizations, known as "PPOs," are generally set according to contracts between the individual center and the managed care provider. These contracts typically define reimbursement by specific procedure or group of procedures or as a percentage of standard charges and are renegotiated from time to time. Reductions in reimbursement rates by government or other third-party payors and the trend toward cost containment may adversely affect Global Medical's ability to open planned diagnostic treatment centers as well as future operating results or financial condition.

All aspects of Global Medical's operations are subject to regulation by federal, state and local governments

Global Medical and its planned diagnostic treatment centers will be subject to extensive and changing federal, state and local regulations. Federal law prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare or Medicaid eligible patients or in return for the purchase, lease or order of items or services that are covered by Medicare or Medicaid. Federal law also prohibits certain financial relationships between physicians and other health care providers. These self-referral statutes are broad and the full extent of their application is not known. Recent federal self-referral statutes prohibit a physician from referring Medicare or Medicaid patients to an entity providing "designated health services," as specifically defined in that statute, where the physician has a prohibited financial relationship with the entity. Diagnostic treatment centers are not currently among the designated health services. In addition, many states have adopted self-referral laws. Global Medical's ownership interest in a diagnostic treatment center typically will be through a wholly-owned subsidiary of Global Medical that is the general partner of a limited partnership that owns and operates the center. Often, the limited partners will be physicians who practice in the community where the diagnostic treatment center is located. Although Global Medical believes that its planned operations and structure will not violate the various laws referred to above, there can be no assurance that its activities will not be challenged by regulatory authorities. If a regulatory challenge is successful, it could have a material adverse effect on Global Medical. In addition to the adverse consequences of non-compliance with these regulations, the costs of compliance with regulations are, and are likely to remain, significant. It is not possible to predict accurately the content of future legislation or regulation affecting the health care industry or its impact on Global Medical's ability to develop or acquire new diagnostic treatment centers.

Global Medical's corporate structure could limit its ability to recover or obtain access to some assets.

Global Medical is a holding company that will derive a substantial portion of its operating income and cash flows from its subsidiaries and partnerships, although it will, subject to applicable state laws and the terms of its limited partnership agreements, be able to control the timing and amount of dividends paid by its subsidiaries and distributions made by its majority-owned partnerships. Although Global Medical will receive management fees directly, it will rely on dividends from its subsidiaries and distributions from its partnerships to generate the funds necessary to meet its obligations. Claims of creditors of Global Medical's subsidiaries or partnerships will generally have priority as to the assets of those subsidiaries or partnerships over the claims of Global Medical

The health care industry is subject to extensive litigation.

Global Medical's diagnostic treatment centers will be exposed to the risk of professional liability claims. Claims of this nature, if successful, could result in substantial damage awards to the claimants that may exceed the limits of any applicable insurance coverage. Although Global Medical plans on maintaining liability insurance that it believes will be sufficient in scope and amount, there can be no assurance that insurance will be available to Global Medical at acceptable rates or that successful liability claims asserted against Global Medical or its subsidiaries will not have a material adverse effect on Global Medical's operating results or financial condition.

Global Medical operates in a highly competitive industry and many competitors have greater financial resources.

The health care industry, in general, and the diagnostic treatment business, in particular, are highly competitive and subject to continual changes in the manner in which services are delivered and providers are selected. Global Medical will compete for patients principally with hospitals and other diagnostic treatment centers, most of which are larger and have greater resources than Global Medical. There can be no assurance that levels of competition will not increase or that competition will not have a material adverse effect on Global Medical's ability to commence revenue generating business.

Our business could be harmed by competition adversely affecting our customers.

If we begin generating revenue, for which no assurances can be given, our business could be harmed by competition with other businesses. The business of providing health care related services and facilities is competitive. Our revenues will depend on the continued success of our affiliated physician groups. The physician groups face competition from several sources, including sole practitioners, single- and multi-specialty groups, hospitals and managed care organizations.

The medical systems and equipment that will be needed for our proposed centers may become technologically obsolete before we recover their costs.

Sophisticated medical equipment is subject to rapid technological change as well as the potential development of alternative techniques or products. These changes could render equipment already purchased or leased uncompetitive or obsolete. If we are successful in opening a radiosurgery center or centers, we may be unable to finance the cost of new equipment as technology changes. In that case, we may not be able to continue in business.

The Distribution

Introduction

On May 3, 2001, the board of directors of eSAFETYWORLD approved a plan to distribute 400,000 shares of common stock of Global Medical issued by Global Medical to eSAFETYWORLD to all holders of outstanding eSAFETYWORLD common stock. The eSAFETYWORLD board of directors formally declared a dividend payable to each holder of record of eSAFETYWORLD common stock at the close of business on the record date of one share of Global Medical common stock for every 7.5 shares of eSAFETYWORLD common stock held as of the close of business on the record date. Holders of eSAFETYWORLD common stock will not receive any fractional shares of Global Medical common stock in connection with the Distribution.

On or before the Distribution date, eSAFETYWORLD will deliver the shares of Global Medical common stock to be distributed to the Distribution agent for transfer and distribution to the holders of record of eSAFETYWORLD common stock as of the close of business on the record date. The Distribution is expected to be made on or about [______], 2001.

Shares of Global Medical common stock distributed to eSAFETYWORLD stockholders will be freely transferable, except for shares of Global Medical common stock received by persons who may be deemed to be "affiliates" of Global Medical under the Securities Act of 1933, as amended. Persons who may be deemed to be affiliates of Global Medical after the Distribution generally include individuals or entities that control, are controlled by or are under common control with Global Medical, and may include senior officers and directors of Global Medical, as well as principal stockholders of Global Medical. Persons who are affiliates of Global Medical following the Distribution will be permitted to sell their shares of Global Medical common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 issued under the Securities Act.

Reasons for the Distribution

In September 2000, eSAFETYWORLD signed an agreement to provide certain business, technical and financial consulting services to Global Medical, as well as assist in the creation of web-centric development and marketing systems and e-commerce applications.

In agreeing to assist Global Medical, eSAFETYWORLD considered the following key factors:

eSAFETYWORLD's management team has developed significant expertise that it believed could be applied to other industries, without detracting from its primary focus of serving the industrial safety, laboratory supply and cleanroom and other critical environment markets;

eSAFETYWORLD retains its strong liquidity compared to its projected requirements, so it was appropriate to consider non-cash consideration for the services to be provided

eSAFETYWORLD believed that Global Medical's business plan has strong potential if executed effectively; and

eSAFETYWORLD might maximize the long-term financial return to its stockholders by obtaining stock in Global Medical and distributing it to its stockholders.

Based on these considerations, eSAFETYWORLD agreed to accept an aggregate of 600,000 shares of Global Medical common stock in consideration for the principal consulting services that it is providing. These 600,000 shares constitute approximately 6% of the issued and outstanding common stock of Global Medical at May 31, 2001. eSAFETYWORLD now proposes to distribute 400,000 shares of those shares of Global Medical stock to the eSAFETYWORLD stockholders, pro rata in proportion to the number of shares of eSAFETYWORLD held by each. Accordingly, the eSAFETYWORLD stockholders will receive one share of Global Medical for approximately each 7.5 shares of eSAFETYWORLD now held by them. eSAFETYWORLD will retain 200,000 shares, representing 2% of Global Medical not distributed to the eSAFETYWORLD stockholders.

eSAFETYWORLD believes that the Distribution of Global Medical shares and the resulting creation of a publicly-held corporation may increase the value of the Global Medical shares and may offer the stockholders of eSAFETYWORLD greater liquidity than if all 600,000 shares received by eSAFETYWORLD were retained by it. In addition, the Distribution will result in Global Medical becoming a publicly-held company with equity securities that could be used in its compensation programs and to facilitate potential alliances.

The discussion of the reasons for the Distribution set forth herein includes forward-looking statements that are based on numerous assumptions with respect to the trading characteristics of the Global Medical common stock and the ability of Global Medical management to successfully take advantage of growth, acquisition and alliance opportunities. Many of those factors are discussed above under the captions "Forward-Looking Statements" and "Risk Factors."

Form of transaction

The Distribution is the method by which eSAFETYWORLD will distribute shares of Global Medical resulting in Global Medical becoming a publicly-held company. In the Distribution, eSAFETYWORLD will distribute to its stockholders 400,000 shares of common stock of Global Medical held by eSAFETYWORLD. After the Distribution, stockholders of eSAFETYWORLD will continue to own their shares in eSAFETYWORLD and the shares distributed to them in Global Medical.

eSAFETYWORLD received 600,000 shares of Global Medical's common stock, which represents 6% of the total number of Global Medical's shares of common stock outstanding that are outstanding after the issuance of shares to eSafetyworld and EB Consulting. Following the Distribution, eSAFETYWORLD will continue to hold 200,000 shares of Global Medical's common stock.

Because of eSAFETYWORLD's role in the Distribution, there is a possibility that it may be deemed to be a statutory "underwriter" within the meaning of Section 2(11) of the Securities Act. eSAFETYWORLD has advised us that it will comply with the prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its stockholders. Further, eSAFETYWORLD has acknowledged to us that it is familiar with the anti-manipulation rules of the SEC, including Regulation M under the Securities Exchange Act of 1934. These rules may apply to sales by eSAFETYWORLD in the market, following the creation of a public market, if such a market ever develops.

With certain exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.

Following the dividend of shares of our common stock to its stockholders in connection with the Distribution, eSAFETYWORLD will retain 200,000 shares of our common stock, and may sell those shares in the future. Although neither we nor any eSAFETYWORLD stockholder has paid or will be required to pay any fees to eSAFETYWORLD in connection with the distribution of our common stock to eSAFETYWORLD's stockholders, it is remotely possible that the retention of our shares by eSAFETYWORLD may be deemed by the SEC to be a commission received by eSAFETYWORLD. While any commission received by a broker-dealer while acting as an underwriter may be deemed to be underwriting discounts or commissions under the Securities Act, we do not believe that this rule is applicable to eSAFETYWORLD. eSAFETYWORLD has advised us and we believe that it is neither a "broker" nor a "dealer" within the meaning of Sections 3(a)(4) or 3(a)(5) of the Securities Exchange Act because, among other reasons, it has done nothing to influence any investment decision on the part of any party.

Manner of effecting the Distribution

The Distribution will be made on the Distribution date to holders of record of eSAFETYWORLD common stock at the close of business on the record date. Based on the 3,000,000 shares of eSAFETYWORLD common stock outstanding as of May 31, 2001, the Distribution would consist of one share of Global Medical common stock for each 7.5 shares of eSAFETYWORLD held.

eSAFETYWORLD will not deliver scrip evidencing a fractional share or pay any related amount to a stockholder who would be entitled to a fractional share. Instead, the number of shares of Global Medical stock to which each eSAFETYWORLD stockholder of record is entitled will be rounded to the nearest whole share. If, as a result of rounding, more than 400,000 shares are required to complete the Distribution, the required additional shares will be provided from the number to be retained by eSAFETYWORLD. Conversely, if less than 400,000 shares are required to complete the Distribution, the remainder will be added to the number retained by eSAFETYWORLD.

Prior to the Distribution date, eSAFETYWORLD will deliver the shares of Global Medical common stock to be distributed to the Distribution agent for distribution. The Distribution agent will mail, on or about the Distribution date, certificates representing the shares of Global Medical common stock to eSAFETYWORLD stockholders of record as of the close of business on the record date. Holders of eSAFETYWORLD common stock will not receive any fractional shares of Global Medical common stock in connection with the Distribution.

Holders of eSAFETYWORLD common stock will not be required to pay for shares of Global Medical common stock received in the Distribution, or to surrender or exchange certificates representing shares of eSAFETYWORLD common stock in order to receive shares of Global Medical common stock. No stockholder approval of the Distribution is required or sought. We are not asking you for a proxy and you are requested NOT to send us a proxy.

In order to be entitled to receive shares of Global Medical common stock in the Distribution, eSAFETYWORLD stockholders must be stockholders at the close of business on the record date.

Federal income tax consequences of the Distribution

Each eSAFETYWORLD stockholder receiving shares of Global Medical common stock in the Distribution will be considered to have received a taxable distribution in an amount equal to the fair market value of Global Medical common stock received, which will result in:

a dividend to the extent of such stockholder's pro rata share of eSAFETYWORLD's current and accumulated earnings and profits;

a reduction in such stockholder's basis in eSAFETYWORLD common stock to the extent the amount received exceeds such stockholder's share of earnings and profits until such basis equals zero, and a gain to the extent the amount received exceeds the sum of the amount treated as a dividend and the amount treated as a reduction of the stockholder's basis in eSAFETYWORLD common stock. Any gain of this type will generally be capital gain if the eSAFETYWORLD common stock is held as a capital asset on the Distribution date.

The fair market value of Global Medical's shares will be established by trading that develops immediately after the Distribution with respect to such shares. eSAFETYWORLD stockholders should consult their own advisers as to the specific tax consequences of the Distribution, including the application and effect of foreign, state and local tax laws.

Listing and trading of Global Medical common stock

Prior to the date of this document, there has not been any established trading market for Global Medical common stock. Application will be made to list the shares of Global Medical common stock on the OTCBB under the proposed symbol "GMHC." There can be no assurance as to the prices at which the Global Medical common stock will trade on or after the Distribution date. Until the Global Medical common stock is fully distributed and an orderly market develops, if ever, in the Global Medical common stock, the price at which it trades may fluctuate significantly. Prices for the Global Medical common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of Global Medical common stock, developments affecting the businesses of Global Medical generally, including the impact of the factors referred to in "Risk Factors," investor perception of Global Medical and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Shares of Global Medical common stock distributed to eSAFETYWORLD stockholders will be freely transferable, except for shares of Global Medical common stock received by persons who may be deemed to be "affiliates" of Global Medical under the Securities Act of 1933, as amended. Persons who may be deemed to be affiliates of Global Medical after the Distribution generally include individuals or entities that control, are controlled by or are under common control with Global Medical, and may include senior officers and directors of Global Medical, as well as principal stockholders of Global Medical. Persons who are affiliates of Global Medical following the Distribution will be permitted to sell their shares of Global Medical common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 issued under the Securities Act.

If securities are sold for the account of an affiliate, the amount of securities sold, together with all sales of restricted and other securities of the same class for the account of the person deemed an affiliate within the preceding three months, shall not exceed the greater of one percent of the shares or other units of the class outstanding, or the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice, or the average weekly volume of trading in such securities reported through the consolidated transaction reporting system during the four-week period.

Global Medical will apply to have its shares of common stock listed and traded on the OTCBB. At the time of the Distribution of the stock to the eSAFETYWORLD stockholders, it cannot give any assurances as to whether it will be successful in having its shares listed on the OTCBB.

Penny stock restrictions

Until Global Medical's shares of common stock qualify for inclusion in the Nasdaq system, if ever, the trading of its securities, if any, will be in the over-the-counter markets which are commonly referred to as the "pink sheets" or on the OTCBB. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered.

SEC Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to Global Medical, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

In order to be included and maintain a listing on the Nasdaq SmallCap Market, a company must meet the following requirements:

Requirements	Initial Listing	Continued Listing
Net Tangible Assets(1)	$4 million	$2 million
	Or	Or
Market Capitalization	$50 million	$35 million
	Or	Or
Net Income (in latest fiscal year or 2 of last 3 fiscal years)	$750,000	$500,000
Public Float (shares)(2)	1 million	500,000
Market Value of Public Float	$5 million	$1 million
Minimum Bid Price	$4	$1
Market Makers	3	2
Shareholders (round lot holders)(3)	300	300
Operating History(4)	1 year	N/A
	Or	Or
Market Capitalization	$50 million
Corporate Governance	Yes	Yes

(1) For initial or continued listing, a company must satisfy one of the following to be in compliance: the net tangible assets requirement (net tangible assets means total assets, excluding goodwill, minus total liabilities), the market capitalization requirement or the net income requirement.

(2) Public float is defined as shares that are not held directly or indirectly by any officer or director of the issuer and by any other person who is the beneficial owner of more than 10% of the total shares outstanding.

(3) Round lot holders are considered holders of 100 shares or more.

(4) If operating history is less than one year, initial listing requires market capitalization of at least $50 million.

There are no assurances that Global Medical will ever meet the minimum listing requirements of Nasdaq, or that its common stock will be accepted for quotation on Nasdaq even if it does meet the minimum requirements.

General market risks

There is no public market for Global Medical's common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of Global Medical's common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time. Global Medical's proposed trading symbol does not imply that a liquid and active market will be developed or sustained for its common stock.

The market price for Global Medical's common stock, if publicly traded, is likely to be highly volatile and subject to wide fluctuations in response to factors, many of which are beyond its control, including the following:

actual or anticipated variations in quarterly operating results;announcements by Global Medical or its competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

additions or departures of key personnel;

sales or issuances of additional shares of common stock; and

potential litigation or regulatory matters.

The market prices of the securities of microcap companies have been especially volatile. Broad market and industry factors may adversely affect the market price of Global Medical's common stock, regardless of Global Medical's actual operating performance. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. A stockholder lawsuit could result in substantial costs and a diversion of management's attention and resources and would adversely affect Global Medical's stock price.

The sale or availability for sale of a substantial number of shares of Global Medical's common stock in the public market subsequent to the Distribution, pursuant to Rule 144 under the Securities Act of 1933 or otherwise, could materially adversely affect the market price of the common stock and could impair the company's ability to raise additional capital through the public or private sale of its securities. All of the 9,000,000 shares of common stock currently held by Global Medical's management are "restricted securities," as that term is defined in Rule 144 and may, under certain circumstances, be sold without registration under the Securities Act of 1933. The availability of Rule 144 to the holders of Global Medical's restricted securities would be conditioned on, among other factors, the availability of certain public information concerning Global Medical.

Global Medical has 25,000,000 authorized shares of common stock. The board of directors, without stockholder approval, could issue up to 15,050,000 shares of common stock upon whatever terms it determines to whomever it determines, including persons or entities that would help its present management.

Legal matters

Global Medical is not involved in any litigation or legal proceedings.

Relationship of eSAFETYWORLD and Global Medical Before and After the Distribution

eSAFETYWORLD owns approximately 6% of the issued and outstanding common stock of Global Medical, which it received as consideration for entering into a consulting agreement to provide Global Medical with strategic planning and management consulting services as well as administrative support services.

After the Distribution, eSAFETYWORLD will own approximately 200,000 shares representing 2% of the outstanding shares of Global Medical, and Global Medical will be a publicly-held company with approximately 1,000 shareholders. Global Medical will not have any ownership interest in eSAFETYWORLD and no one will hold management positions with or be a director of both companies.

Dividend Policy

The payment and level of cash dividends by Global Medical after the Distribution will be subject to the discretion of the board of directors of Global Medical. Global Medical currently intends to retain future earnings, if any, for the development of its business and does not anticipate paying cash dividends in the near future. Future dividend decisions will be based on, and affected by, a number of factors, including the operating results and financial requirements of Global Medical.

Capitalization

At May 31, 2001, Global Medical had no tangible net worth. The following table sets forth the unaudited capitalization of Global Medical at May 31, 2001 and is qualified in its entirety by the combined financial statements of Global Medical and other information contained elsewhere in this document. See "Risk Factors."

Long-term debt	$-0-

Stockholders' equity:
Common stock, $.001 par value; authorized - 25,000,000 shares issued and outstanding 9,950,000 shares	9,950
Paid-in capital	399,050
Deficit accumulated in the development stage	(216,776)
Total	192,224

Total capitalization	$192,224

Global Medical's Business

Global Medical was founded as a Nevada corporation in March 1998. To date, all of its activities have involved developing and refining Global Medical's business strategy and plan. Global Medical has not had any revenue generating activities Global Medical intends to be:a cancer management company with a primary business of providing comprehensive management services to oncology practices, and operating facilities to be used by oncology practices to diagnose and treat patients.

We believe that we can enter the management services area without raising significant amounts of financing.

Management Services

Management services will consist of:

Strategic services - At each affiliated practice, an operating board comprised of representation from Global Medical and affiliated physicians will be created to develop and adopt a strategic plan designed to improve the performance of the practice by:

outlining physician recruiting goals,

identifying services and equipment to be added,

identifying desirable payor relationships and other oncology groups that are possible affiliation candidates, and facilitating communication with other affiliated physician groups.

Financial services   Global Medical will provide comprehensive financial analysis to each affiliated physician group in connection with managed care contracting and billing, collection, reimbursement, tax and accounting services. Global Medical will also implement or oversee a cash management system. In addition, Global Medical and each affiliated physician group jointly will develop a comprehensive budget that includes the adoption of financial controls and cost containment measures.

Management information systems   Global Medical will oversee management information systems to facilitate and organize the exchange of clinical and operational information among Global Medical's affiliated physicians.

Administrative services  Global Medical will manage the facilities used by the affiliated physicians and provide support for practice management, billing functions and patient record keeping. Global Medical will also provide comprehensive purchasing services for drugs, supplies, equipment, insurance and other practice requirements.

Personnel management  Global Medical will employs and manage substantially all nonmedical personnel of most physician groups, including the executive director, controller and other administrative personnel. Global Medical will evaluate these employees, make staffing recommendations, provide and manage employee benefits and implement personnel policies and procedures. Global Medical will also provide similar administrative services to each physician group's employees.

Diagnostic Centers

Global Medical believes that the coordinated delivery of comprehensive cancer care in an outpatient setting offers high quality care that is more cost-effective than other approaches and is increasingly preferred by patients, payors and physicians. Ultimately, Global Medical intends to open state-of-the-art diagnostic equipment, including a CAT, magnetic resonance imaging. color Doppler ultrasound, PET scanner, and other modes that are needed to properly diagnose, plan, and execute therapy. The equipment needed for this strategy will be leased and made available to physician groups on a contract basis. Under the terms of the contracts, physician groups will have use of the facility for a specific number of days or hours each week and will pay a flat amount for that availability. Thus, Global Medical will not assume any collection risks from insurance companies.

Global Medical will not be a provider of medical services. The affiliated practices and physicians who use the equipment and facilities on a fee basis will offer comprehensive and coordinated medical services to cancer patients, integrating the specialties of medical and gynecologic oncology, hematology, radiation oncology, diagnostic radiology and blood and marrow stem cell transplantation.

Global Medical will enter this aspect of its plan by entering into contracts with physician groups. The proposed agreements will ensure certain levels of revenue. The executed contracts will then be used to obtain leasing facilities to acquire equipment. The service agreements with the practices will generally have fixed contractual terms of three years and will be noncancelable to the practices and Global Medical, except for cause. In some instances, physicians or physician groups may become limited partners or investors in a center to assist in the financing effort. No assurances can be given that Global Medical will be successful in this effort.

Initially, we believe that PET scan and Gamma Knife units will be the principal reasons for physicians and patients to use our planned centers.

PET scan units - Commercial diagnostic Positron Emission Tomography or PET imaging systems are comprised of high-speed computers, an examination table and a large imaging detector mechanism, which are used to acquire and produce detailed PET images of the human body's metabolic functions. Performing an actual PET procedure scan involves first introducing a "radiotracer" into a patient's blood stream. A "radiotracer" is a substance which, when diffused into a patient's system, allows the PET scanner to create an image of the body's metabolic functions. After the radiotracer is diffused into a patient's body (which takes approximately 45 minutes), the patient is placed on an examination table which is moved into the center of the PET imaging mechanism, which is cylindrical and has an opening (or "gantry") with a diameter of approximately 60 centimeters. The wide gantry and relatively short length of the imaging mechanism help minimize patient discomfort. The scanning process takes approximately one hour to complete.

The PET imaging system detects signals emitted by the radiotracer as it moves through the body. The radiotracer is attracted to any metabolic activity. As an example, cancer cells (which are highly metabolic) are easily detected by the PET imaging procedure. A high-speed computer reconstructs the signals into three-dimensional images that display normal or abnormal metabolic function. The radiotracer used in the PET procedure dissipates within twenty-four hours and the patient may go home the same day.

The advantages of PET - PET offers significant advantages over other diagnostic imaging techniques as it provides a direct measure of biochemistry and functional/metabolic activity. In most cases, the precursors to all disease are biochemical in nature and initially affect function, as opposed to structure. PET, which has the ability to create a diagnostic image of early metabolic changes, can significantly reduce the time to diagnosis, reduce costs and improve patient outcomes for numerous indications for oncology, cardiology and neurology.

PET offers the following substantial advantages over current diagnostic imaging procedures:

replaces the need for multiple, costly medical testing with a single imaging procedure;

displays a 3D image of all of the organ systems of the body with one examination;

diagnoses and detects diseases, in most instances, before detection by other tests;

monitors the path and progress of disease as well as how the body responds to treatment;

reduces or eliminates ineffective or unnecessary surgical/medical treatments and hospitalization; and reduces redundant medical costs and reduces discomfort to the patient.

As a result of the cost efficiency and clinical effectiveness of PET, we believe that hospitals and other healthcare providers are experiencing increased demand from their patients to provide PET technology and related services. Increasingly, such healthcare providers are utilizing third parties to provide technology-driven patient services.

PET is currently recognized as one of the only metabolic medical tools powerful enough to accurately image and measure with a single pass the metabolic function of cancer. It can also provide information to determine whether a primary cancer has metastasized to other parts of the body. PET has demonstrated its usefulness in cost-effective, whole-body metastatic surveys; avoiding biopsies for low-grade tumors; non-invasive differentiation of tumors from radiation necrosis; early change in course of ineffective chemotherapy and avoiding unnecessary diagnostic and therapeutic surgeries.

In cardiology, a PET scan is one of the most accurate tests to detect coronary artery disease. The PET images can display inadequate blood flow to the heart during stress that is undetected by other non-invasive cardiac tests. PET enables physicians to screen for coronary artery disease, to assess flow rates and flow reserve, and to distinguish viable from nonviable myocardium for bypass and transplant candidates. It is also fast becoming an important tool for cardiologists attempting to achieve reversal of coronary artery disease through aggressive risk factor modification such as the Ornish diet program, enabling both doctor and patient to directly and non-invasively measure the progress of improvement in coronary blood flow. In neurology, PET can assist in the early detection and diagnosis of such brain disorders as Alzheimer's and Parkinson's diseases. PET scans can detect a consistent diagnostic pattern for Alzheimer's disease where certain regions of the brain may show decreased metabolism early in the disease. This pattern often can be recognized several years before a physician is able to make the diagnosis clinically. In addition, PET scans can differentiate Alzheimer's from other confounding types of dementia or depression. In a similar fashion, PET scans can detect Parkinson's disease. A labeled acid is used with PET to determine if the brain is deficient in dopamine synthesis. If it is determined there is no deficiency and the patient is not suffering from Parkinson's disease, then the course of tremor evaluation and treatment will be different.

Gamma Knife - Stereotactic radiosurgery is revolutionizing the treatment of problems in the brain by replacing a surgeon's scalpel with a single, high dose of gamma radiation. Stereotactic radiosurgery targets tumors in areas of the brain that are inaccessible to a surgeon's scalpel or so close to vital structures that surgery could irreparably harm normal brain tissue. To date, over 120,000 patients worldwide have undergone radiosurgery in procedures resulting in hospital stays that are 70 to 90 percent shorter than cases that are treated through conventional invasive surgery. In many cases, patients return to work in a few days following treatment.

The Gamma Knife, the trade name for the device developed by Dr. Lars Leksell and currently manufactured by Elekta Instrument AB, was the first neurosurgical stereotactic radiosurgical tool. Gamma Knife stereotactic radiosurgery, a non-invasive procedure, is an alternative to conventional brain surgery or can be an adjunct to conventional brain surgery. Compared to conventional surgery, Gamma Knife surgery usually involves shorter patient hospitalization, lower risk of complications and can be provided at a lower cost. Typically, Gamma Knife patients resume their normal activities one or two days after treatment. The Gamma Knife treats the patient with 201 single doses of gamma rays that are focused with great precision on small, well circumscribed and critically located structures in the brain. The Gamma Knife delivers the concentrated dose of gamma rays from 201 sources of Cobalt 60 housed in the Gamma Knife.

The Gamma Knife treats selected benign brain tumors (ie., meningiomas, pituitary and acoustic neuromas, craniopharyngiomas), malignant tumors (ie., gliomas, nasopharyngeal carcinomas, ocular meningiomas and solitary and multiple metastatic tumors), arteriovenous malformations and trigeminal neuralgia (facial pain). Research is being conducted in the treatment of Parkinson's Disease, epilepsy, and other functional disorders.

The Gamma Knife is not really a knife but rather a curved steel helmet resembling a large mixing bowl or hair dryer which fits over the patients head along the curved half-circle of the helmet are 201 small round portals which emit beams of ionizing radiation from cobalt-60 sources that are focused to a single point. The patient is positioned using a specially designed stereotactic frame so that the tumor lies at the focal point of the machine where the highest radiation dose is. The 201 beams converge on the tumor all at once, destroying diseased cells or arresting their growth without damaging surrounding healthy tissue. The three-dimensional Gamma Knife is designed so that only the tumor site accumulates toxic amounts of radiation.

During the in 1980s, the value of stereotactic radiosurgery in the management of skull base tumors became more evident because of several technological advances.

The first advance was the development of high-resolution neuroimaging such as computed tomography (CT) and magnetic resonance imaging (MRI). Skull base tumors tend to have irregular surface contours, and are in close approximation to critical brain structures and cranial nerves. Accurate depiction and location of these irregular three-dimensional tumor volumes required high-resolution imaging in all three anatomical planes for precise target selection and dose planning. CT imaging was the first modality to evolve which provided direct images obtained in the axial plane. MRI provided high-resolution, enhanced multiplanar imaging and preserved stereotactic accuracy.

The second advance was the improvement in computer technology for complex dose planning. Multi-planar accurate tumor volume depiction required precise conformal computer treatment planning. Because skull base tumors often are irregular in shape, extend into various intracranial compartments, and in some patients are altered in configuration by prior attempts at resection, optimal dose planning for these tumors usually requires multiple integrated radiation isocenters. High-speed computer workstations with advanced graphics features make radiosurgery dose planning possible.

The number of indications of Gamma Knife treatment has grown since its introduction in the United States. The Gamma Knife was initially used to treat functional brain disorders, but today The Gamma Knife treats an increasing range of benign or malignant focal neoplasms and vascular anomalies ranging in size from about 5 to 40 millimeters. By the end of 1999, over 120,000 Gamma Knife procedures have been completed worldwide according to Elekta.

Global Medical believes that the strengths of Gamma Knife are as follows:

There is a very accurate and reliable beam delivery system.

The treatment time per isocenter is rapid in comparison to alternatives.

Dose distributions are effective.

Field shaping is accomplished mainly by geometry of multiple isocenters, and may be better than with some linear accelerators for targets that are less than 15 mm in diameter.

Other benefits include:

Reduced health risks. Because the Gamma Knife requires no incisions and in most cases is used with only local anesthesia, the risks associated with conventional surgery, such as infection, hemorrhage, and adverse reaction to general anesthesia are eliminated. The Gamma Knife is designed to ensure that only abnormal tissue is affected without injuring surrounding healthy tissue.

No hair loss or scarring. Because Gamma Knife treatment is completed in one session and is specifically designed to protect the patient from diffuse exposure to radiation, the hair loss, disfigurement and scarring problems associated with traditional radiation therapy are avoided.

No pain. Gamma Knife treatment is virtually painless because the procedure is non-invasive.

Shorter hospitalization. Conventional neurosurgery requires lengthy hospitalization and long-term restrictions on physical activity. Gamma Knife patients usually leave the hospital within 24 hours of treatment and resume their normal activities soon afterward.

Reduced costs. Because of the minimal hospital stay required, Gamma Knife treatment is a cost-effective treatment option, saving an estimated 20 to 50 percent compared with an invasive neurosurgical procedure. Post-surgical disability and convalescent costs are minimal and the patient often returns to work immediately.

Gamma Knife procedure

On the day prior to a scheduled procedure, a patient undergoes several routine tests, including:

blood test,

urinalysis,

electrocardiogram, and

chest X-ray

to rule out any condition that might complicate Gamma Knife treatment. The actual protocol is as follows:

The patient is admitted to the hospital on the morning of the procedure and started on intravenous fluids to prevent dehydration, since he or she will not be allowed to eat or drink until the treatment is complete.

A stereotactic frame, which is a measuring device, is attached with quick release pins to the patient's head. Local anesthesia is used during this procedure, and the patient feels no pain, only a sensation of pressure that may last approximately 15 minutes.

Imaging studies, such as MRI, CT scan, and/or angiography are performed.

Reference numbers on the stereotactic frame are displayed on the imaging studies, allowing the physicians to localize the tumor or vascular malformation with precision.

The Gamma Knife team, which consists of a neurosurgeon, radiation oncologist, neurosurgical nurse and medical physicist, uses three-dimension computer imaging to develop an individualized patient radiation dose plan. This planning phase may require up to two hours.

When the customized plan is complete, the patient is placed on the Gamma Knife couch. A large helmet, containing the 201 portals through which the radiation beams are focused, is then attached to the stereotactic frame on the patient's head. This prevents movement, ensuring perfect alignment during treatment.

Treatment is provided via remote control, with the Gamma Knife team temporarily located in an adjacent room. The team continues to monitor the patient with video cameras to monitor the patient with video cameras and two-way microphone communication. The Gamma Knife couch moves the patient head-first into a heavily shielded globe, which contains the radioactive cobalt. Actual treatment lasts 15 to 40 minutes, depending on the size of the area needing treatment, and the patient hears and feels nothing unusual.

When treatment is complete, the patient is moved from the Gamma Knife couch, and the stereotactic frame is removed.

Regulation

Health care reform - In recent years, a variety of legislative proposals designed to change access to and payment for health care services in the United States has been introduced. Although no major health reform proposals have been passed by Congress to date, other proposed health care reform legislation has been and may be considered by Congress and the legislatures of many of states, including the:

regulation of patient referral practices,

reimbursement of health care providers,

patients' rights to select physicians and providers,

formation and operation of physician joint ventures, and

tort reform.

No predictions can be made as to whether health care reform legislation or similar legislation will be enacted or, if enacted, its effect on Global Medical. Any federal or state legislation prohibiting, among other things, the referral to or treatment of patients at surgery centers by health care providers may have a material adverse effect on Global Medical if Global Medical is successful in initiating revenue producing activities. In the event that federal or state regulations prohibit the ownership of surgery centers by physicians, Global Medical would seek to purchase the interests held by its limited partner physicians. Some of Global Medical's future limited partnership agreements may contain a provision that will allow Global Medical to purchase the interest of each limited partner for an agreed-upon amount. Global Medical cannot make any assurances that it will have the resources to exercise the buyout clauses if circumstances make it advantageous to do so.

Regulatory environment - Global Medical's surgery centers and the physicians utilizing its centers will be subject to numerous regulatory, accreditation and certification requirements, including requirements related to licensure, certificate of need, reimbursement from insurance companies and other private third-party payors, Medicare and Medicaid participation and reimbursement, and utilization and quality review organizations. The grant and renewal of these licenses, certifications and accreditations are based upon governmental and private regulatory agency inspections, surveys, audits, investigations or other reviews, including self-reporting requirements. An adverse review or determination by any regulatory authority could result in denial of a center's plan of development or proposed expansion of facilities or services, the loss or restriction of licensure by a center or one of its practitioners, or loss of center certification or accreditation. A regulatory authority could also reduce, delay or terminate reimbursement to a center or require repayment of reimbursement received. The loss, denial or restriction of required licensure, accreditation, certification or reimbursement through changes in the regulatory requirements, an enforcement action, or otherwise, could have a material adverse effect on Global Medical in the future.

Under the Medicare and Medicaid programs, the federal government enforces a federal statute, the Fraud and Abuse Statute, that prohibits the offer, payment, solicitation or receipt of any remuneration, directly or indirectly, overtly or covertly, in cash or in kind to induce or in exchange for:

the referral of patients covered by the programs or

the leasing, purchasing, ordering, or arranging for or recommending the lease, purchase, or order of any item, good, facility or service covered by the programs.

The federal courts have held that an arrangement violates the Fraud and Abuse Statute if one purpose of a transaction which results in the payment of remuneration, including the distribution of profits, is to induce the referral of patients covered by the Medicare and Medicaid programs, even if another purpose of the payment is to compensate an individual for professional services. Violations of this statute can result in criminal penalties, civil monetary penalties and exclusion from the Medicare and Medicaid programs. In an attempt to clarify which arrangements are exempt from program exclusion, civil sanctions or criminal prosecution under the Fraud and Abuse Statute, the Department of Health and Human Services published a set of "safe harbor" regulations outlining practices that are deemed not to violate the Fraud and Abuse Statute. Although compliance with one of the safe harbors assures participants that an arrangement does not violate the Fraud and Abuse Statute, failure of an arrangement to fit within a safe harbor provision does not necessarily mean that arrangement violates the Fraud and Abuse Statute. Although Global Medical believes that the planned ownership structure of its surgery centers does not fit within any of the safe harbors applicable to investments in health care providers by physicians who are in a position to make or influence referrals, it believes that its arrangements with physicians do not fall within the activities prohibited by the Fraud and Abuse Statute. However, no assurances can be given that regulatory authorities might not assert a contrary position or that new laws, or the interpretation of existing laws, might not adversely affect relationships established by Global Medical with physicians or other health care providers or result in the imposition of penalties on Global Medical or its facilities.

The federal government restricts the ability of physicians to refer patients to entities in which the referring physicians have an ownership interest, except when the physician directly provides care or services at a facility that is an extension of the physician's practice and in very limited circumstances such as in rural areas where there is lack of available capital from non-physician sources. If the American Medical Association changes its ethical requirements to preclude all referrals by physicians, physician referrals to Global Medical's centers could be adversely affected. It is possible that a prohibition on physician ownership could adversely affect Global Medical's future operations, although the Global Medical believes that the majority of physicians would continue to perform surgery at the surgery centers even if they were no longer limited partners.

A range of federal civil and criminal laws target false claims and fraudulent billing activities. One of the most significant is the Federal False Claims Act, which prohibits the submission of a false claim or the making of a false record or statement in order to secure a reimbursement from a government-sponsored program. In recent years, the federal government has launched several initiatives aimed at uncovering practices which violate false claims or fraudulent billing laws. Claims under these laws may be brought either by the government or by private individuals on behalf of the government, through a "whistleblower" or "qui tam" action. Global Medical believes that it will establish procedures to stay in compliance with the Federal False Claims Act.

Gamma Knife and other units that will be in centers contain Cobalt 60 radioactive sources. The medical centers that house the Gamma Knife units are responsible for obtaining possession and user's licenses for the Cobalt 60 source.

Facilities

Global Medical currently operates out of a facility in Weston, Florida provided by Mr. Scholler as part of amounts due to him.

Employees

At May 31, 2001, Global Medical had one employee, Walter P. Scholler, who is not currently serving in a fulltime capacity. Mr. Scholler will become a fulltime employee concurrent with the Distribution.

Management's Discussion and Analysis of Results of Operations and Financial Condition

Global Medical has not yet commenced revenue producing operations. AMP has not yet commenced revenue producing operations. The extent of operations over the next 12 months will be determined by:

The amount of financing obtained, if any, and

Our ability to negotiate noncash compensation to satisfy commitments.

We cannot predict what our level of activity will be over the next 12 months. We will not incur any cash obligations that we cannot satisfy. Our agreement with eSAFETYWORLD will accommodate our administrative and certain infrastructure needs for the next year without requiring any cash outlays.

Liquidity

Global Medical does not have any credit facilities or other commitments for debt or equity. No assurances can be given that advances when needed. Global Medical believes that it can commence limited revenue producing activities if it obtains investments of $250,000.

We plan on pursuing equity lines of credit or similar facilities if our common stock begins to trade at sufficient volumes. However, no assurances can be given that we will be successful in obtaining an equity facility.

We have a consulting agreement with eSAFETYWORLD which eliminates the near term need to incur significant capital costs during that period. During the contract period, we will use eSAFETYWORLD facilities for administration and infrastructure needs.

New accounting pronouncements

No new pronouncement issued by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission is expected to have a material impact on Global Medical's financial position or reported results of operations.

Global Medical's Management

Global Medical's management and directors consist of:

Name	Age	Title

Walter P. Scholler	60	Chairman, president, CEO, CFO
Steven M. Abrams	54	Director
Gordon L. Grado	48	Director

Walter P. Scholler  is a founder of the Global Medical and has been its president since incorporation. He has 29 years of experience in the healthcare industry. From August 1996 through the present time, he has provided consulting services to the industry through Advanced Healthcare Technologies, Inc., a private company based in Safety Harbor, Florida. Mr. Scholler holds a bachelor of science degree from the University of Miami and a degree in profusion from the University of Texas Medical Center.

Steven M. Abrams, MD  has been a director since inception. He has been chairman of South Florida Oncology and Hematology Consultants located in Lauderdale Lakes, Florida since 1995. Dr. Abrams holds a bachelor of arts from Harpur College and an MD from New York Medical College.

Gordon L. Grado, MD  has been a director since inception. Dr. Grado has been a practicing oncologist for more than 20 years. From 1996 1997 he was medical director Center for Radiation Therapy   Mayo Clinic Scottsdale; from 1997 to 1998 he was medical director, Center for Radiation Therapy, Scottsdale, AZ. Since 2000 he has been the deputy director, Northwest Prostate Cancer Institute, Seattle, WA also serves as medical director of Grado Ragde Clinics in Clive, IA. He also has conducted a private medical practice in Scottsdale, AZ specializing in radiation oncology and brachytherapy since 1998. Dr. Grado has served as an instructor and lecturer. He holds a bachelor of science degree from Eastern Illinois University and an MD from Southern Illinois University and completed post graduate work at the Mayo Clinic Graduate School of Medicine.

Board of directors

All directors hold office until the completion of their term of office, which is not longer than three years, or until their successors have been elected. Global Medical has a staggered board of directors. All officers are appointed annually by the board of directors and, subject to existing employment agreements, serve at the discretion of the board. Currently, directors receive no compensation. In the future, Global Medical will consider a directors' stock option plan.

Committees of the board of directors

Concurrent with the Distribution, the Global Medical board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees.

All directors will be reimbursed by Global Medical for any expenses incurred in attending directors' meetings provided that Global Medical has the resources to pay these fees. Global Medical will consider applying for officers and directors liability insurance, although no assurances can be given that such insurance will be obtained.

Stock option plan

Global Medical has a stock option plan that expires in 2011 and enables Global Medical to grant incentive stock options, nonqualified options and stock appreciation rights for up to an aggregate of 1,500,000 shares of its common stock. Incentive stock options granted under the plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant or 110% of fair market value for owners of ten percent or more of the common stock. Other options and stock appreciation rights may be granted on terms determined by the compensation committee of the board of directors.

No options are outstanding.

Executive compensation

The following table sets forth for each of the last three fiscal years the annual and long-term compensation earned by, awarded to or paid to each person who served as a chief executive officer of Global Medical during the last fiscal year. No executive officer of Global Medical received compensation exceeding $100,000 during the preceding fiscal year:

Employment agreement

  We have entered into a five-year employment agreement with Walter P. Scholler commencing July 1, 2001 under which we have agreed to pay him an annual salary of $120,000 during the first two years and $130,000 thereafter, payable every two weeks. Salary payments shall be subject to withholding and other applicable taxes. We have also agreed to provide Mr. Scholler with a medical insurance plan. If, at any time during the term of this agreement, we have insufficient funds to pay Mr. Scholler on a scheduled pay date, the amount not paid will be accrued and paid to him when we have sufficient funds to do so.

Description of Global Medical's Capital Stock

Introduction

Global Medical is authorized to issue 25,000,000 shares of common stock There are 9,950,000 shares of common stock issued and outstanding at May 31, 2001. The Distribution has no impact on the number of shares issued and outstanding. The holders of Global Medical common stock:

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Global Medical declared a 3.6 for one stock split effective May 31, 1999. All share and per share amounts disclosed in this prospectus give retroactive effect to this stock split.

Authorized but unissued capital stock

Nevada law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the Nasdaq, which would apply only if the Global Medical's common stock were listed on the Nasdaq, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of Global Medical, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the board of directors of Global Medical to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Global Medical by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Global Medical's management and possibly deprive the stockholders of opportunities to sell their shares of Global Medical common stock at prices higher than prevailing market prices.

No preemptive rights

No holder of any class of stock of Global Medical authorized at the time of the Distribution will have any preemptive right to subscribe to any securities of Global Medical of any kind or class.

Indemnification and limitation of liability for directors and officers

The Global Medical Certificate of Incorporation, as amended, provides that Global Medical shall indemnify directors and officers to the fullest extent permitted by the laws of the state of Nevada. The Global Medical Certificate of Incorporation, as amended, also provides that a director of Global Medical shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from liability or limitation thereof is not permitted under Nevada Law as the law exists or may be amended in the future.

Global Medical has been advised that, in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by it of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, Global Medical will submit the question of whether indemnification by it is against public policy to an appropriate court and will be governed by the final adjudication of the case.

There is no pending litigation or proceeding involving a director or officer as to which indemnification is or may be sought.

Transfer agent

Standard Registrar & Transfer Company, Inc. has been appointed as the transfer agent and registrar for Global Medical's common stock effective with the Distribution. The transfer agent's address is 12528 South 1840 East, Draper, Utah 84020, and its telephone number is 801-571-8844.

Securities of Certain Beneficial Owners and Management

The following table sets forth information known to it regarding beneficial ownership of Global Medical's common stock at the date of this prospectus by:

each person known by it to own, directly or beneficially, more than 5% of Global Medical's common stock,

each of Global Medical's directors, and

all of Global Medical's officers and directors as a group.

Except as otherwise indicated, Global Medical believes that the beneficial owners of the common stock listed below, based on information furnished by the owners, have sole investment and voting power over the shares.

Name	Number of shares	Percent Held

Walter P. Scholler (4)	8,836,500	88.8
Gordon Grado (4)	10,000.5
Steven Abrams (4)	10,000.5
eSAFETYWORLD, Inc. (2)	600,000	6.0
EB Consulting (1)(2)	350,000	3.5

Directors and officers as a group (3 persons) (1)	8,856,000	89.0%

(1) Edward A. Heil and R. Bret Jenkins are equal owners of EB Consulting, which owns beneficially and of record 350,000 shares, and are deemed to be the beneficial owners of 600,000 shares owned beneficially and of record by eSAFETYWORLD, of which Messrs. Heil and Jenkins are officers and directors.

(2) eSAFETYWORLD and EB Consulting's addresses are 80 Orville Drive, Bohemia, NY 11716.

(3) Of the shares owned, eSAFETYWORLD will distribute 400,000 shares to its stockholders. After the Distribution, eSAFETYWORLD will hold 200,000 shares, which will represent 2% of the total Global Medical common shares outstanding.
  The address for all officers and directors is 16553 Turquoise Trail, Weston FL 33331.

Certain Relationships and Related Transactions

Consulting arrangements

On September 28, 2000, Global Medical engaged eSAFETYWORLD and an affiliated venture, EB Consulting, to provide Global Medical with strategic planning and management consulting services as well as administrative support services. Global Medical has agreed to pay eSAFETYWORLD and EB Consulting aggregate fees of $400,000 which at Global Medical's option could be satisfied by the issuance of an aggregate of 950,000 shares of Global Medical's common stock. In February 2001, Global Medical elected to issue the shares of common stock.

The agreements cover a period of 18 months

Legal Matters

Stephen B. Schneer, LLC, New York, counsel to Global Medical, has rendered an opinion that the common stock of Global Medical to be distributed to the stockholders of eSAFETYWORLD is legally issued, fully paid and nonassessable under New York law.

Experts

The financial statements of Global Medical as of May 31, 2001, and the two years then ended have been audited by Massella, Tomaro & Co., LLP, Certified Public Accountants, as stated in its report appearing herein, and have been included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

Available Information

Global Medical has filed with the SEC a registration statement on Form SB-2 with respect to the shares of Global Medical common stock to be received by the stockholders of eSAFETYWORLD in the Distribution. This document does not contain all of the information set forth in the registration statement on Form SB-2 and the exhibits thereof, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other documents referred to herein are not necessarily complete. With respect to each such contract, agreement or other documents filed as an exhibit to the registration statement, reference is made to that exhibit and each statement shall be deemed qualified in its entirety by that reference. The registration statement and the exhibits thereto may be inspected and copied at the public reference facilities maintained by the SEC as follows:

at the public reference room of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549;

at the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, NY 10048, or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661;

by writing to the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

from the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy documents and other information regarding issuers that file electronically with the SEC.

Reports of Global Medical

After the Distribution, Global Medical will be required to comply with the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, to file reports, proxy statements and other information with the SEC.

After the Distribution, the reports, proxy statements and other information may be inspected and copied at the public reference facilities of the SEC listed above and obtained by mail from the SEC as described above.

Additionally, Global Medical will be required to provide annual reports, containing audited financial statements, to its stockholders in connection with its annual meetings of stockholders.

Index to Financial Statements of Global Medical Holdings, Inc.

Report of Independent Public Auditors                                                                       36

Balance Sheet, May 31, 2001                                                                                    37

Statements of Operations for the Two Years Ended May 31, 2001 and 2000           39

Statements of Shareholders' Equity for Two Years Ended May 31, 2001 and 2000  40

Statements of Cash Flows for the Two Years Ended May 31, 2001 and 2000         41

Notes to Financial Statements                                                                                    42

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
Global Medical Holdings, Inc.

We have audited the accompanying balance sheet of Global Medical Holdings, Inc. (a development stage company) (the "Company") as of May 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the years ended May 31, 2001 and 2000 and cumulative period from March 9, 1998 (date of inception) to May 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2001 and the results of its operations and cash flows for the years ended May 31, 2001 and 2000 and cumulative period from March 9, 1998 (date of inception) to May 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Massella, Tomaro & Co., LLP
Jericho, New York
July 6, 2001

GLOBAL MEDICAL HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
MAY 31, 2001

ASSETS

Current assets:
Cash                                                                           $ -0-
Deferred assets                                                              222,224
Total current assets                                                        222,224

Total assets                                                                 $ 222,224

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Due to officer                                                               $ 30,000
Total current liabilities                                                     30,000
Commitments and contingencies                                               -

Stockholders' equity:
Common stock - $.001 par value, 25,000,000 shares
authorized, 9,950,000 shares issued and outstanding 9,950
Additional paid-in capital 399,050 Accumulated
deficit during the development stage                               (216,776)
Total stockholders' equity                                                192,224

Total liabilities and stockholders' equity                             $ 222,224

See accompanying notes to financial statements

GLOBAL MEDICAL HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

                                                                                                                    Cumulative period from
                                                                     For the year     For the year        March 9, 1998
                                                                     ended May 31, ended May 31, (date of inception)
                                                                         2001                     2000              to May 31, 2001

Income                                                            $ -                           $ -                            $ -

Expenses:
Selling, general and administrative expenses    207,776                     -                          216,776

Total expenses                                                207,776                     -                            216,776
Loss before provision for income taxes          (207,776)                   -                           (216,776)
Provision for income taxes                                   -                            -                                  -
Net (loss)                                                      $ (207,776)              $ -                        $ (216,776)
Basic:
Net (loss)                                                        $ (.02)                    $ -                          $ (.02)
Weighted average number of
common shares outstanding                           9,237,500                   9,000,000           9,073,077

See accompanying notes to financial statements

GLOBAL MEDICAL HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM MARCH 9, 1998 (DATE OF INCEPTION) TO MAY 31, 2001

                                                                                                                                                                       Accumulated
                                                                                                      Additional                  Deficit                 Total
                                                                                                    Common Stock              Paid-in              During the Stockholders'
                                                                                         Shares                       Amount  Capital                   Development Stage Equity
Issuance of common stock upon
capitalization of company                                         9,000,000                          $ 9,000      $ -                      $ -                        $ 9,000

Net loss from date of inception
(March 9, 1998) to May 31, 1999                                 -                                               -            -                     (9,000)                  (9,000)
Balances at May 31, 1999                                         9,000,000                              9,000             -                    (9,000)                         -
Net loss for the year ended
May 31, 2000                                                                 -                                              -                    -                      ; -                               -

Balances at May 31, 2000                                          9,000,000                             9,000               -                     (9,000)                         -
Issuance of common stock in
connection with consulting agreements                  950,000                                   950              399,050            -                          400,000

Net loss for the year ended
May 31, 2001 - - - (207,776) $ (207,776)

Balances at May 31, 2001                                         9,950,000                             $ 9,950                  $ 399,050     $ (216,776)    $ 192,224

See accompanying notes to financial statements

GLOBAL MEDICAL HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE TWO YEARS ENDED MAY 31, 2001
and 2000 and Cumulatively Since Inception

                                                                                                                     2001                2000            Cumulative

Cash flows from operating activities:
Net (loss)                                                                                                 $ (207,776)      $ -                   $ (216,776)
Adjustments to reconcile net (loss) to net
cash used for operating activities:
Amortization of deferred assets                                                              177,776              -                    177, 776
Increase (decrease) in:
Due to officer                                                                                                30,000               -                     30,000
Net cash used for operating activities                                                           -                   -                    (9,000)

Cash flows from financing activities:
Proceeds from initial capitalization of company                                         -                      -                      9,000
Net cash provided by financing activities                                                  -                      -                       9,000
Net increase (decrease) in cash                                                                    -                       -                         -
Cash, beginning of period                                                                              -                      -                         -
Cash, end of period                                                                              $ -                      $ -                        $ -

Supplemental disclosure of non-cash flow information:
Cash paid during the year for:
Interest                                                                                                     $ -                       $ -                        $ -
Income taxes                                                                                            $ -                       $ -                        $ -
Schedule of non-cash financing activities:
Common stock issued to satisfy consulting
agreements                                                                                                $ 400,000             $ -                      $ 400,000

See accompanying notes to financial statements

GLOBAL MEDICAL HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

Global Medical Holding, Inc. (the "Company") was incorporated in the State of Nevada on March 9, 1998.

The purpose of the Company is to manage medical practices and to develop and manage outpatient stereotactic radiosurgery and oncology centers. Its goal is to become a leading independent operator of outpatient radiosurgery and oncology centers in the United States, although no assurances can be given that it will achieve that goal.

As of May 31, 2001, the Company is considered to be a development stage company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The Company is considered to be a development stage company as of May 31, 2001 since planned principal operations have not yet commenced.

b) Cash and cash equivalents

The Company considers highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

c) Income taxes

The Company accounts for income taxes in accordance with the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the respective periods taxable income for federal, state and foreign income tax reporting purposes.

d) Earnings per share

Earnings per share is computed pursuant to Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." Basic earnings per share is computed as net income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants and convertible debt. As the Company has no options, warrants or convertible debt as of May 31, 2001 and for all periods, diluted earnings per share is the same as basic earnings per share.

e) Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

f) Fair value disclosure at May 31, 2001

The carrying value of deferred assets and due to officers is a reasonable estimate of their fair value.

g) Effect of New Accounting Standards

The Company does not believe that any recently issued accounting standards, not yet adopted by the Company, will have a material impact on its financial position and results of operations when adopted.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. It is the intent of the Company to seek financing as needed from a variety of sources, although there are no assurances that such financing will be available when needed.

NOTE 4 - PROVISION FOR INCOME TAX

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to differences between the financial statement and tax bases of assets and liabilities for financial statement and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of these temporary differences, which will either be taxable or deductible in the year when the assets or liabilities are recovered or settled. Accordingly, measurement of the deferred tax assets and liabilities attributable to the book-tax basis differentials are computed by the Company at a rate of approximately 15% for federal and 9% for state.

The only material tax effect of significant items comprising the Company's current deferred tax assets as of May 31, 2001 is the Companies' net operating losses "NOLs" which amounted to approximately $40,000. The deferred tax asset associated with the Company's NOLs amounted to approximately $9,000 as of May 31, 2001.

The Company's have recorded a 100% valuation allowance for the deferred tax asset since management could not determine that it was "more likely than not" that the deferred tax asset would be realized in the future. The Company's NOLs  amounting to approximately $40,000 will expire between the years 2014   2016, if not utilized.

NOTE 5 - STOCKHOLDERS' EQUITY

a) Common Stock

The Company was organized during March 1998 by issuing an aggregate of 9,000, 000 shares of its $.001 par value common stock to its founding shareholders for $9,000. The holders of the Company's common stock: i) have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors; ii) are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; iii) do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and iv) are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

b) Stock Incentive Plan

The Company has a stock incentive plan which expires ten years from May 31, 2001, the date adopted, and enables it to grant incentive stock options, nonqualified options and stock appreciation rights for up to an aggregate of 1,500,000 shares of its common stock. Incentive stock options granted under the plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant (110% of fair market value for ten percent or more stockholders). Other options and SARs may be granted on terms determined by the board of directors or a committee of the board of directors. No options or other awards have been granted as of May 31, 2001.

c) Consulting Agreements

In September 2000, the Company signed consulting agreements with two entities, eSAFTYWORLD and an entity affiliated with eSAFTYWORLD, EB Consulting, under which those entities agreed to provide certain business, technical and financial consulting services to the Company as well as assist in the creation of webcentric development and marketing systems and e-commerce applications. The Company had the option to pay for these services through the issuance of 950,000 shares of its common stock or payment of cash in the aggregate amount of $400,000.

d) Consulting Agreements (cont'd)

The agreements are for an 18-month period. The Company elected to issue the shares in February 2001 and determined the fair value of the issuance based on the cost of the services to be received. The cost of the services is being amortized over the terms of the agreements on a straight-line basis at the rate of $22,222 per month. The unamortized portion is recorded as a deferred asset.

NOTE 6 - RELATED PARTY TRANSACTIONS

a) Due to officer

The Company has accrued $30,000 for reimbursement of expenses incurred by and fees due its president. Reimbursement of such expenditures and fees have been approved by the Board of Directors.

b) Employment agreement

The Company has entered into a five-year employment agreement with Walter P. Scholler commencing July 1, 2001 under which it has agreed to pay him an annual salary of $120,000 during the first two years and $130,000 thereafter, payable every two weeks. Salary payments shall be subject to withholding and other applicable taxes. The Company has also agreed to provide Mr. Scholler with a medical insurance plan. If, at any time during the term of this agreement, the Company has insufficient funds to pay Mr. Scholler on a scheduled pay date, the amount not paid will be accrued and paid to him when it has sufficient funds to do so.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 22. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company has a provision in its charter, by-laws, or other contracts providing for indemnification of its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 23. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Filing fee	$198.20
Accounting fees	2,500.00
Other	1,500.80

Total	$4,199.00

ITEM 24. RECENT SALES OF UNREGISTERED SECURITIES.

During the three years preceding the filing of this registration statement, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

    In March, 1998, 9,000,000 shares of Common Stock, after giving effect to all subsequent stock splits, were issued and sold for $9,000 to four individuals, Walter P. Scholler, Karen Scholler, Dr. Steven Abrams, and Dr. Gordon Grado, as founders.
    In February 2001, 950,000 shares of Common Stock were issued for consulting services to eSAFETYWORLD, Inc. and EB Consulting pursuant to contracts entered into in September 2000. This transaction with the Registrant was negotiated in face to face discussions between executives of Registrant and executives of the Consultants. Registrant provided Consultant with business and financial information. Consultants had an opportunity to ask questions of and receive answers from executive officers of Registrant and was provided with access to Registrant's documents and records in order to verify the information provided. Because of the sophistication, education, business acumen, financial resources and position, the Consultants had an equal or superior bargaining position in its dealings with Registrant. The securities bear a restrictive legend. No underwriter participated in the foregoing transaction, and no underwriting discounts or commissions were paid.

The foregoing issuances and sales of securities were effected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, as amended.

Registrant effected a 3.6  for 1 forward stock split of its common stock, effective for holders of record on May 31, 1999. This increased its issued and outstanding shares to 9,000,000 shares, without the payment of any commission or other remuneration, in reliance on the exemption from registration provided in section 3(a)(9) under the Securities Act of 1933, as amended.

ITEM 25. EXHIBITS.

The following exhibits can be found as exhibits to the filings listed.

3.1	Articles of Incorporation
3.2	By-Laws
4.1	Specimen of Certificate of Common Stock
5.1	Opinion of Stephen B. Schneer LLC *
10.1	Consulting Agreement with eSAFETYWORLD, Inc.
10.2	Consulting Agreement with EB Consulting
10.3	Employment Agreement with Walter P. Scholler
10.4	Stock Option Plan
22.1	Consent of Massella, Tomaro & Co., LLP
23.2	Consent of Stephen B. Schneer LLC (included in exhibit 5.1) *
99	Letter to Shareholders *

To be filed by Amendment

ITEM 26. UNDERTAKINGS.

Subject to the terms and conditions of Section 15(d) of the Securities and Exchange Act of 1934, the undersigned registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission hereto before or hereafter duly adopted pursuant to authority conferred in that section.

The Registrant further undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the

Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b). If, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Weston, State of Florida, on the _19_th day of July, 2001.

GLOBAL MEDICAL, HOLDINGS, INC.

By /s/ Walter P. Scholler
------------------------------------
Walter P. Scholler, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                             TITLE                                           DATE

/s/ Walter P. Scholler                   Director                                       July  19 2001
Walter P. Scholler

/s/ Steven Abrams                         Director                                     July _19_ 2001
Steven Abrams

/s/ Gordon Grado                          Director                                      July _19_, 2001
Gordon Grado

Exhibit 3.1

Articles of Incorporation
Pursuant to NRS 731
STATE OF NEVADA

STATE OF NEVADA
Secretary of State
March 9, 1998
C4757-98

IMPORTANT: Read instructions on reverse side before completing this form.
TYPE OR PRINT (BLACK INK ONLY)

  NAME OF CORPORATION: Global Medical Holding, Inc.
  RESIDENT AGENT: (designated resident agent and the STREET address IN Nevada where process may be served)
  Name of resident Agent: Corporate Services Company
  Street Address: 723 S. Casino Center Blvd 2nd Floor Las Vegas, NV 89101
  Shares (number of shares the corporation is authorized to issue)
  Number of shares with par value 2,500,000 Par value $0.0001 Number of shares without per value -0-
  GOVERNING BOARD shall be styled as (check one) ___X___ Directors ________Trustees
  The FIRT BOARD OF DIRECTORS shall consist of ___3 members and the names and addresses are as follows:
  Walter P. Scholler 16553 Turquoise Trail Weston Florida 33231
  Norman J. Birmingham 16553 Turquoise Trail Weston Florida 33231
  Steven Abrams 16553 Turquoise Trail Weston Florida 33231
  PURPOSE (OPTIONAL SEE REVERSE SIDE) The purpose of the corporation shall be:
  Nrs 78.037 States that the articles of incorporation may also contain a provision limiting or limiting the personal liability of a director or a officer of he corporation in the shareholders for damages for breech of fiduciary duty as a director or a officer exempt as or omissions which included misconduct or fraud. Do you want that provision to be part of your articles? Please check one the following YES___X___ NO______.
  OTHER MATTERS this form included the minimal statuary requirements incorporation under NRS 78. You may attach additional information noted seperate pages. But, if any of the additional information is contradictory to this form it cannot be find and will be returned to you for correction. Number of pages attached -0-.
  SIGNATURS OF INCORPORATORS The names and addresses of each of the incorporates signing the article. (signature must be notarized.).
  Walter P. Scholler
  16553 Turquoise Trail Weston FL 33331
  CERTIFICATE OF ACCEPTANCE OF APPPOINTMENT OF RESIDENT AGENT
  I Corporate Services Company hereby accept appointment as Resident agent for the above corporation. By /s/ Corporate Services.
  March 6, 1999.

Exhibit 3.2

BYLAWS
OF
GLOBAL MEDICAL HOLDINGS, INC.
A NEVADA CORPORATION

TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE I OFFICES                                                                              1
Section 1.01 Registered Office                                                                     1
Section 1.02 Locations of Offices                                                                 1

ARTICLE II STOCKHOLDERS                                                             1
Section 2.01 Annual Meeting                                                                         1
Section 2.02 Special Meetings                                                                       1
Section 2.03 Place of Meetings                                                                      1
Section 2.04 Notice of Meetings                                                                    1
Section 2.05 Waiver of Notice                                                                       1
Section 2.06 Fixing Record Date                                                                    2
Section 2.07 Voting Lists                                                                                2
Section 2.08 Quorum                                                                                      2
Section 2.09 Vote Required                                                                           2
Section 2.10 Voting of Stock                                                                         2
Section 2.11 Proxies                                                                                       3
Section 2.12 Nomination of Directors                                                             3
Section 2.13 Inspectors of Election                                                                 3
Section 2.14 Election of Directors                                                                  4
Section 2.15 Business at Annual Meeting                                                        4
Section 2.16 Business at Special Meeting                                                        4
Section 2.17 Written Consent to Action by Stockholders                               4
Section 2.18 Procedure for Meetings                                                              4

ARTICLE III DIRECTORS                                                                       5
Section 3.01 General Powers                                                                          5
Section 3.02 Number, Term, and Qualifications                                               5
Section 3.03 Vacancies and Newly Created Directorships                              5
Section 3.04 Regular Meetings                                                                        5
Section 3.05 Special Meetings                                                                        5
Section 3.06 Meetings by Telephone Conference Call                                     5
Section 3.07 Notice                                                                                         5
Section 3.08 Quorum                                                                                      6
Section 3.09 Manner of Acting                                                                        6
Section 3.10 Compensation                                                                             6
Section 3.11 Presumption of Assent                                                                 6
Section 3.12 Resignations                                                                                  6
Section 3.13 Written Consent to Action by Directors                                        6
Section 3.14 Removal                                                                                        6

ARTICLE IV OFFICERS                                                                            6
Section 4.01 Number                                                                                       6
Section 4.02 Election, Term of Office, and Qualifications                                 7

                                                                                                               PAGE
Section 4.03 Subordinate Officers, Etc.                                                        7
Section 4.04 Resignations                                                                             7
Section 4.05 Removal                                                                                  7
Section 4.06 Vacancies and Newly Created Offices                                      7
Section 4.07 The Chairman of the Board                                                       7
Section 4.08 The President                                                                            7
Section 4.09 The Vice-Presidents                                                                  8
Section 4.10 The Secretary                                                                             8
Section 4.11 The Treasurer                                                                            9
Section 4.12 Salaries                                                                                     9
Section 4.13 Surety Bonds                                                                            9

ARTICLE V EXECUTION OF INSTRUMENTS, BORROWING OF
MONEY, AND DEPOSIT OF CORPORATE FUNDS                          9
Section 5.01 Execution of Instruments                                                            9
Section 5.02 Loans                                                                                       10
Section 5.03 Deposits                                                                                  10
Section 5.04 Checks, Drafts, Etc.                                                                 10
Section 5.05 Bonds and Debentures                                                              10
Section 5.06 Sale, Transfer, Etc. of Securities                                               10
Section 5.07 Proxies                                                                                      10

ARTICLE VI CAPITAL STOCK                                                                 10
Section 6.01 Stock Certificates                                                                          10
Section 6.02 Transfer of Stock                                                                           11
Section 6.03 Regulations                                                                                     11
Section 6.04 Maintenance of Stock Ledger at Principal Place of Business          11
Section 6.05 Transfer Agents and Registrars                                                      11
Section 6.06 Closing of Transfer Books and Fixing of Record Date                    11
Section 6.07 Lost or Destroyed Certificates                                                        12
ARTICLE VII EXECUTIVE COMMITTEE
AND OTHER COMMITTEES                                                                      12
Section 7.01 Executive Committee                                                                      12
Section 7.02 Other Committees                                                                          12
Section 7.03 Proceedings                                                                                    12
Section 7.04 Quorum and Manner of Acting                                                       13
Section 7.05 Resignations                                                                                    13
Section 7.06 Removal                                                                                          13
Section 7.07 Vacancies                                                                                       13
Section 7.08 Compensation                                                                                 13

ARTICLE VIII INSURANCE AND OFFICER
AND DIRECTOR CONTRACTS                                                                 13
Section 8.01 Indemnification: Third-Party Actions                                               13
Section 8.02 Indemnification: Corporate Actions                                                 14
Section 8.03 Determination                                                                                  14
Section 8.04 Advances                                                                                         14
Section 8.05 Scope of Indemnification                                                                  14

                                                                                                                         PAGE
Section 8.06 Insurance                                                                                         15
Section 8.07 Officer and Director Contracts                                                        15
ARTICLE IX FISCAL YEAR                                                                         15
ARTICLE X DIVIDENDS                                                                               15
ARTICLE XI AMENDMENTS                                                                       15
CERTIFICATE OF SECRETARY                                                                   16

BYLAWS
OF
GLOBAL MEDICAL HOLDINGS, INC.
ARTICLE I
OFFICES

Section 1.01 Registered Office. The registered office shall be at such address as shall be set forth from time to time in the office of the Secretary of State of the State of Nevada.

Section 1.02 Locations of Offices. The corporation may also have offices at such other places both within and without the state of Nevada as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
STOCKHOLDERS

Section 2.01 Annual Meeting. The annual meeting of the stockholders shall be held within 180 days after the end of the corporation's fiscal year at such time as is designated by the board of directors and as is provided for in the notice of the meeting. If the election of directors shall not be held on the day designated herein for the annual meeting of the stockholders or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

Section 2.02 Special Meetings. Special meetings of the stockholders may be called at any time in the manner provided in the articles of incorporation. At any special meeting of the stockholders, only such business shall be conducted as shall have been stated in the notice of such special meeting.

Section 2.03 Place of Meetings. The board of directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state of incorporation, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be at the registered office of the corporation.

Section 2.04 Notice of Meetings. The secretary or assistant secretary, if any, shall cause notice of the time, place, and purpose or purposes of all meetings of the stockholders (whether annual or special), to be mailed at least 10 but not more than 60 days prior to the meeting, to each stockholder of record entitled to vote.

Section 2.05 Waiver of Notice. Any stockholder may waive notice of any meeting of stockholders (however called or noticed, whether or not called or noticed, and whether before, during, or after the meeting) by signing a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects of notice regardless of whether a waiver, consent, or approval is signed or any objections are made, unless attendance is solely for the purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

Section 2.06 Fixing Record Date. For the purpose of determining: (i) stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting; (ii) stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any change, conversion, or exchange of stock; or (iii)  stockholders of the corporation for any other lawful purpose, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and, in case of a meeting of stockholders, not less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting, the day preceding the date on which notice of the meeting is mailed shall be the record date. For any other purpose, the record date shall be the close of business on the date on which the resolution of the board of directors pertaining thereto is adopted. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof. Failure to comply with this section shall not affect the validity of any action taken at a meeting of stockholders.

Section 2.07 Voting Lists. The officers of the corporation shall cause to be prepared from the stock ledger, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the registered office of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The original stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.08 Quorum. Stock representing a majority of the voting power of all outstanding stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such reconvened meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.09 Vote Required. When a quorum is present at any meeting, the vote of the holders of stock having a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the statutes of the state of Nevada or of the articles of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.10 Voting of Stock. Unless otherwise provided in the articles of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, subject to the modification of such voting rights of any class or classes of the corporation's capital stock by the articles of incorporation.

Section 2.11 Proxies. At each meeting of the stockholders, each stockholder entitled to vote shall be entitled to vote in person or by proxy; provided, however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the registered holder or holders of such stock, as the case may be, as shown on the stock ledger of the corporation or by his attorney thereunto duly authorized in writing. Such instrument authorizing a proxy to act shall be delivered at the beginning of such meeting to the secretary of the corporation or to such other officer or person who may, in the absence of the secretary, be acting as secretary of the meeting. In the event that any such instrument shall designate two or more persons to act as proxy, a majority of such persons present at the meeting, or if only one be present, that one (unless the instrument shall otherwise provide) shall have all of the powers conferred by the instrument on all persons so designated. Persons holding stock in a fiduciary capacity shall be entitled to vote the stock so held, and the persons whose shares are pledged shall be entitled to vote, unless the transfer by the pledgor in the books and records of the corporation shall have expressly empowered the pledgee to vote thereon, in which case the pledgee or his proxy may represent such stock and vote thereon. No proxy shall be voted or acted on after six months from its date, unless the proxy is coupled with an interest, or unless the proxy provides for a longer period not to exceed seven years.

Section 2.12 Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders at which directors are to be elected only (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation entitled to vote for the election of directors at a meeting who complies with the notice procedures set forth in this section. Such nominations, other than those made by or at the direction of the board of directors, shall be made by timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the registered office of the corporation not less than 30 days prior to the date of the meeting; provided, in the event that less than 40 days' notice of the date of the meeting is given or made to stockholders, to be timely, a stockholder's notice must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed. Such stockholder's notice shall set forth (a) as to each person whom such stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to regulation 14A under the Securities Exchange Act of 1934, as amended (including each such person's written consent to serve as a director if elected); and (b)  as to the stockholder giving the notice (i) the name and address of such stockholder as it appears on the corporation's books, and (ii) the class and number of shares of the corporation's capital stock that are beneficially owned by such stockholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the provisions of this section. The officer of the corporation or other person presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with such provisions, and if such officer should so determine, such officer shall so declare to the meeting, and the defective nomination shall be disregarded.

Section 2.13 Inspectors of Election. There shall be appointed at least one inspector of the vote for each stockholders' meeting. Such inspector(s) shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability. Unless appointed in advance of any such meeting by the board of directors, such inspector(s) shall be appointed for the meeting by the presiding officer. No director or candidate for the office of director shall be appointed as such inspector. Such inspector(s) shall be responsible for tallying and certifying each vote required to be tallied and certified by them as provided in the resolution of the board of directors appointing them or in their appointment by the person presiding at such meeting, as the case may be.

Section 2.14 Election of Directors. At all meetings of the stockholders at which directors are to be elected, except as otherwise set forth in any preferred stock designation (as defined in the articles of incorporation) with respect to the right of the holders of any class or series of preferred stock to elect additional directors under specified circumstances, directors shall be elected by a plurality of the votes cast at the meeting. The election need not be by ballot unless any stockholder so demands before the voting begins. Except as otherwise provided by law, the articles of incorporation, any preferred stock designation, or these bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by a majority of the votes cast with respect thereto.

Section 2.15 Business at Annual Meeting. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this section. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the registered offices of the corporation not less than 30 days prior to the date of the annual meeting; provided, in the event that less than 40 days' notice of the date of the meeting is given or made to stockholders, to be timely, a stockholder's notice shall be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed. A stockholder's notice to the secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the matter desired to be brought before the annual meeting and the reasons for presenting such matter at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such matter, (c) the class and number of shares of the corporation's capital stock that are beneficially owned by such stockholder, and (d) any material interest of such stockholder in such matter. Notwithstanding anything in these bylaws to the contrary, no matter shall be brought before or conducted at an annual meeting except in accordance with the provisions of this section. The officer of the corporation or other person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that a matter was not properly brought before the meeting in accordance with such provisions, and such matter shall not be presented or voted on by the stockholders.

Section 2.16 Business at Special Meeting. At any special meeting of the stockholders, only such business shall be conducted as shall have been stated in the notice of such special meeting.

Section 2.17 Written Consent to Action by Stockholders. Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.18 Procedure for Meetings. Meeting of the stockholders shall be conducted pursuant to such reasonable rules of conduct and protocol as the board of directors or the officer of the Corporation or other person presiding at the meeting may prescribe or, if no such rules are prescribed, in accordance with the most recent published edition of Robert's Rules of Order.

ARTICLE III
DIRECTORS

Section 3.01 General Powers. The business of the corporation shall be managed under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 3.02 Number, Term, and Qualifications. The number of directors which shall constitute the board, subject to the limitations set forth in the articles of incorporation, shall be determined by resolution of a majority of the total number of directors if there were no vacancies (the "Whole Board") or, if there are fewer directors than a majority of the Whole Board, by the unanimous consent of the remaining directors or by the stockholders at the annual meeting of the stockholders or a special meeting called for such purpose, except as provided in section 3.03 of this article, which such resolution shall be incorporated by this reference into and shall be a part of these bylaws. Each director elected shall hold office until his successor is elected and qualified. Directors need not be residents of the state of incorporation or stockholders of the corporation.

Section 3.03 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum of the Whole Board, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.04 Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately following and at the same place as the annual meeting of stockholders. The board of directors may provide by resolution the time and place, either within or without the state of incorporation, for the holding of additional regular meetings without other notice than such resolution.

Section 3.05 Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, president, or any two directors or, in the absence or disability of the president, by any vice-president. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of incorporation, as the place for holding any special meeting of the board of directors called by them.

Section 3.06 Meetings by Telephone Conference Call. Members of the board of directors may participate in a meeting of the board of directors or a committee of the board of directors by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 3.07 Notice. Notice of any special meeting can be given at least 72 hours prior thereto by written notice delivered personally or sent by facsimile transmission confirmed by registered mail or certified mail, postage prepaid, or by overnight courier to each director. Any such notice shall be deemed to have been given as of the date so personally delivered or sent by facsimile transmission or as of the day following dispatch by overnight courier. Each director shall register his or her address and telephone number(s) with the secretary for purpose of receiving notices. Any director may waive notice of any meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. An entry of the service of notice given in the manner and at the time provided for in this section may be made in the minutes of the proceedings of the board of directors, and such entry, if read and approved at a subsequent meeting of the board of directors, shall be conclusive on the issue of notice.

Section 3.08 Quorum. A majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided, that the directors present at a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by a majority of the required quorum for such meeting. If less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.09 Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, and individual directors shall have no power as such.

Section 3.10 Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.11 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.12 Resignations. A director may resign at any time by delivering a written resignation to either the president, a vice president, the secretary, or assistant secretary, if any. The resignation shall become effective on giving of such notice, unless such notice specifies a later time for the effectiveness of such resignation.

Section 3.13 Written Consent to Action by Directors. Any action required to be taken at a meeting of the directors of the corporation or any other action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee.

Section 3.14 Removal. Subject to any limitations set forth in the articles of incorporation or the corporate statutes of the state of Nevada, at a meeting expressly called for that purpose, one or more directors may be removed by a vote of a majority of the shares of outstanding stock of the corporation entitled to vote at an election of directors.

ARTICLE IV
OFFICERS

Section 4.01 Number. The officers of the corporation shall be a president, a secretary, a treasurer, and such other officers as may be appointed by the board of directors. The board of directors may elect, but shall not be required to elect, a chairman of the board and one or more vice-presidents, and the board of directors may appoint a general manager.

Section 4.02 Election, Term of Office, and Qualifications. The officers shall be chosen by the board of directors annually at its annual meeting. In the event of failure to choose officers at an annual meeting of the board of directors, officers may be chosen at any regular or special meeting of the board of directors. Each such officer (whether chosen at an annual meeting of the board of directors) shall hold his office until the next ensuing annual meeting of the board of directors and until his successor shall have been chosen and qualified, or until his death or until his resignation or removal in the manner provided in these bylaws. Any one person may hold any two or more of such offices, except that the president shall not also be the secretary. No person holding two or more offices shall execute any instrument in the capacity of more than one office. The chairman of the board, if any, shall be and remain director of the corporation during the term of his office. No other officer need be a director.

Section 4.03 Subordinate Officers, Etc. The board of directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the board of directors from time to time may determine. The board of directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities, and duties. Subordinate officers need not be stockholders or directors.

Section 4.04 Resignations. Any officer may resign at any time by delivering a written resignation to the board of directors, the president, or the secretary. Unless otherwise specified therein, such resignation shall take effect on delivery.

Section 4.05 Removal. Any officer may be removed from office at any special meeting of the board of directors called for that purpose or at a regular meeting, by the vote of a majority of the directors, with or without cause. Any officer or agent appointed in accordance with the provisions of section 4.03 hereof may also be removed, either with or without cause, by any officer on whom such power of removal shall have been conferred by the board of directors.

Section 4.06 Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or any other cause or if a new office shall be created, then such vacancies or newly created offices may be filled by the board of directors at any regular or special meeting.

Section 4.07 The Chairman of the Board. The chairman of the board, if there be such an officer, shall have the following powers and duties:

(a) To preside at all stockholders' meetings;

(b) To preside at all meetings of the board of directors; and

(c) To be a member of the executive committee, if any.

Section 4.08 The President. The president shall have the following powers and duties:

(a) To be the chief executive officer of the corporation and, subject to the direction of the board of directors, to have general charge of the business, affairs, and property of the corporation and general supervision over its officers, employees, and agents;

(b) If no chairman of the board has been chosen or if such officer is absent or disabled, to preside at meetings of the stockholders and board of directors;

(c) To be a member of the executive committee, if any;

(d) To be empowered to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the board of directors; and

(e) To have all power and perform all duties normally incident to the office of a president of a corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the board of directors.

Section 4.09 The Vice-Presidents. The board of directors may, from time to time, designate and elect one or more vice-presidents, one of whom may be designated to serve as executive vice-president. Each vice-president shall have such powers and perform such duties as from time to time may be assigned to him by the board of directors or the president. At the request or in the absence or disability of the president, the executive vice-president or, in the absence or disability of the executive vice-president, the vice-president designated by the board of directors or (in the absence of such designation by the board of directors) by the president, as senior vice-president, may perform all the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions on, the president.

Section 4.10 The Secretary. The secretary shall have the following powers and duties:

(a) To keep or cause to be kept a record of all of the proceedings of the meetings of the stockholders and of the board of directors in books provided for that purpose;

(b) To cause all notices to be duly given in accordance with the provisions of these bylaws and as required by statute;

(c) To be the custodian of the records and of the seal of the corporation, and to cause such seal (or a facsimile thereof) to be affixed to all certificates representing stock of the corporation prior to the issuance thereof and to all instruments, the execution of which on behalf of the corporation under its seal shall have been duly authorized in accordance with these bylaws, and when so affixed, to attest the same;

(d) To see that the books, reports, statements, certificates, and other documents and records required by statute are properly kept and filed;

(e) To have charge of the stock ledger and books of the corporation and cause such books to be kept in such manner as to show at any time the amount of the stock of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the amount of stock held by each holder and time when each became such holder of record; and he shall exhibit at all reasonable times to any director, on application, the original or duplicate stock ledger. He shall cause the stock ledger referred to in section 6.04 hereof to be kept and exhibited at the registered office of the corporation, or at such other place as the board of directors shall determine, in the manner and for the purpose provided in such section;

(f) To be empowered to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the board of directors; and

(g) To perform in general all duties incident to the office of secretary and such other duties as are given to him by these bylaws or as from time to time may be assigned to him by the board of directors or the president.

Section 4.11 The Treasurer. The treasurer shall have the following powers and duties:

(a) To have charge and supervision over and be responsible for the monies, securities, receipts, and disbursements of the corporation;

(b) To cause the monies and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such banks or other depositories as shall be selected in accordance with section 5.03 hereof;

(c) To cause the monies of the corporation to be disbursed by checks or drafts (signed as provided in section 5.04 hereof) drawn on the authorized depositories of the corporation, and to cause to be taken and preserved property vouchers for all monies disbursed;

(d) To render to the board of directors or the president, whenever requested, a statement of the financial condition of the corporation and of all of his transactions as treasurer, and render a full financial report at the annual meeting of the stockholders, if called on to do so;

(e) To cause to be kept correct books of account of all the business and transactions of the corporation and exhibit such books to any directors on request during business hours;

(f) To be empowered from time to time to require from all officers or agents of the corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation;

(g) To perform in general all duties incident to the office of treasurer and such other duties as are given to him by these bylaws or as from time to time may be assigned to him by the board of directors or the president; and

(h) To, in the absence of the designation to the contrary by the board of directors, to act as the chief financial officer and/or principal accounting officer of the corporation.

Section 4.12 Salaries. The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the board of directors, except that the board of directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of section 4.03 hereof. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the corporation.

Section 4.13 Surety Bonds. In case the board of directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sums and with such surety or sureties as the board of directors may direct, conditioned on the faithful performance of his duties to the corporation, including responsibility for negligence and for the proper accounting of all property, monies, or securities of the corporation which may come into his hands.

ARTICLE V
EXECUTION OF INSTRUMENTS, BORROWING OF MONEY,
AND DEPOSIT OF CORPORATE FUNDS

Section 5.01 Execution of Instruments. Subject to any limitation contained in the articles of incorporation or these bylaws, the president or any vice-president may, in the name and on behalf of the corporation, execute and deliver any contract or other instrument authorized in writing by the board of directors. The board of directors may, subject to any limitation contained in the articles of incorporation or in these bylaws, authorize in writing any officer or agent to execute and deliver any contract or other instrument in the name and on behalf of the corporation; any such authorization may be general or confined to specific instances.

Section 5.02 Loans. No loan or advance shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the corporation, unless and except as authorized by the board of directors. Any such authorization may be general or confined to specific instances.

Section 5.03 Deposits. All monies of the corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the board of directors may select or as from time to time may be selected by any officer or agent authorized to do so by the board of directors.

Section 5.04 Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements, and, subject to the provisions of these bylaws, evidences of indebtedness of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as the board of directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be in such manner as the board of directors from time to time may determine.

Section 5.05 Bonds and Debentures. Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the president or a vice president and by the secretary and sealed with the seal of the corporation. The seal may be a facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation, or other trustee designated by an indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named thereon may be a facsimile. In case any officer who signed or whose facsimile signature has been used on any such bond or debenture shall cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as through the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

Section 5.06 Sale, Transfer, Etc. of Securities. Sales, transfers, endorsements, and assignments of stocks, bonds, and other securities owned by or standing in the name of the corporation and the execution and delivery on behalf of the corporation of any and all instruments in writing incident to any such sale, transfer, endorsement, or assignment shall be effected by the president or by any vice-president and the secretary or assistant secretary, or by any officer or agent thereunto authorized by the board of directors.

Section 5.07 Proxies. Proxies to vote with respect to stock of other corporations owned by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation by the president or any vice-president and the secretary or assistant secretary of the corporation or by any officer or agent thereunder authorized by the board of directors.

ARTICLE VI
CAPITAL STOCK

Section 6.01 Stock Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the president or any vice-president and the secretary or assistant secretary, and sealed with the seal (which may be a facsimile, engraved or printed) of the corporation, certifying the number and kind, class, or series of stock owned by him in the corporation; provided, however, that where such a certificate is countersigned by (a) a transfer agent or an assistant transfer agent, or (b) registered by a registrar, the signature of any such president, vice-president, secretary, or assistant secretary may be a facsimile. In case any officer who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate shall cease to be such officer of the corporation, for any reason, before the delivery of such certificate by the corporation, such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed it or whose facsimile signature or signatures shall have been used thereon has not ceased to be such officer. Certificates representing stock of the corporation shall be in such form as provided by the statutes of the state of incorporation. There shall be entered on the stock books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the stock represented thereby, the number and kind, class, or series of such stock, and the date of issuance thereof. Every certificate exchanged or returned to the corporation shall be marked "canceled" with the date of cancellation.

Section 6.02 Transfer of Stock. Transfers of stock of the corporation shall be made on the books of the corporation on authorization of the holder of record thereof or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the corporation or its transfer agent, and on surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such stock. Except as provided by law, the corporation and its transfer agents and registrars, if any, shall be entitled to treat the holder of record of any stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim to or interest in such stock on the part of any other person whether or not it or they shall have express or other notice thereof.

Section 6.03 Regulations. Subject to the provisions of the articles of incorporation, the board of directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for stock of the corporation.

Section 6.04 Maintenance of Stock Ledger at Principal Place of Business. A stock ledger (or ledgers where more than one kind, class, or series of stock is outstanding) shall be kept at the principal place of business of the corporation, or at such other place as the board of directors shall determine, containing the names alphabetically arranged of the stockholders of the corporation, their addresses, their interest, the amount paid on their shares, and all transfers thereof and the number and class of stock held by each. Such stock ledgers shall at all reasonable hours be subject to inspection by persons entitled by law to inspect the same.

Section 6.05 Transfer Agents and Registrars. The board of directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing stock of the corporation and may require all such certificates to bear the signature of either or both. The board of directors may from time to time define the respective duties of such transfer agents and registrars. No certificate for stock shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such stock, and until registered by a registrar, if at such date the corporation had a registrar for such stock.

Section 6.06 Closing of Transfer Books and Fixing of Record Date

(a) The board of directors shall have power to close the stock ledgers of the corporation for a period of not to exceed 60 days preceding the date of any meeting of stockholders, the date for payment of any dividend, the date for the allotment of rights, the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose.

(b) In lieu of closing the stock ledgers as aforesaid, the board of directors may fix in advance a date, not less than 10 days and not exceeding 60 days preceding the date of any meeting of stockholders, the date for the payment of any dividend, the date for the allotment of rights, the date when any change or conversion or exchange of capital stock shall go into effect, or the date for obtaining the consent of the stockholders for any purpose, as a record date for the determination of the stockholders entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, entitled to receive payment of any such dividend, to any such allotment of rights, to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent.

(c) If the stock ledgers shall be closed or a record date set for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for or such record date shall be set as of a date at least 10 days immediately preceding such meeting.

Section 6.07 Lost or Destroyed Certificates. The corporation may issue a new certificate for stock of the corporation in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the board of directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representatives to give the corporation a bond in such form and amount as the board of directors may direct and with such surety or sureties as may be satisfactory to the board, and to indemnify the corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of the new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is proper to do so.

ARTICLE VII
EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 7.01 Executive Committee. The board of directors, by resolution adopted by a majority of the Whole Board, may appoint from its membership an executive committee of not less than three members (whose members shall include the chairman of the board, if any, and the president, one of whom shall act as chairman of the executive committee, as the board may designate). The board of directors shall have the power at any time to dissolve the executive committee, to change the membership thereof, and to fill vacancies thereon. When the board of directors is not in session, the executive committee shall have and may exercise all of the powers delegated to it by the board of directors, except the following powers: to fill vacancies in the board of directors; to appoint, change membership of, or fill vacancies in any other committee appointed by the board of directors; to declare dividends or other distributions to stockholders; to adopt, amend, or repeal the articles of incorporation or these bylaws; to approve any action that also requires stockholder approval; to amend or repeal any resolution of the board of directors which by its express terms is not so amendable or repealable; to fix the compensation of directors for serving on the board of directors or on any committee; to adopt an agreement of merger or consolidation; to recommend to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets; to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution; to recommend to stockholders an amendment of bylaws; or to authorize the issuance of stock (provided that the executive committee, if so directed by the board of directors, may determine the number of shares of stock to be issued to individuals and the amount of consideration for which such shares shall be issued not in excess of the number of shares authorized to be issued by the board of directors).

Section 7.02 Other Committees. The board of directors, by resolution adopted by a majority of the Whole Board, may appoint such other committees as it may, from time to time, deem proper and may determine the number of members, frequency of meetings, and duties thereof.

Section 7.03 Proceedings. The executive committee and such other committees as may be designated hereunder by the board of directors may fix their own presiding and recording officer or officers and may meet at such place or places, at such time or times, and on such notice (or without notice) as it shall determine from time to time. Each committee may make rules for the conduct of its business as it shall from time to time deem necessary. It will keep a record of its proceedings and shall report such proceedings to the board of directors at the meeting of the board of directors next following.

Section 7.04 Quorum and Manner of Acting. At all meetings of the executive committee and of such other committees as may be designated hereunder by the board of directors, the presence of members constituting a majority of the total membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. The members of the executive committee and of such other committees as may be designated hereunder by the board of directors shall act only as a committee, and the individual members thereof shall have no powers as such.

Section 7.05 Resignations. Any member of the executive committee and of such other committees as may be designated hereunder by the board of directors may resign at any time by delivering a written resignation to either the board of directors, the president, the secretary, or assistant secretary, or to the presiding officer of the committee of which he is a member, if any shall have been appointed and shall be in office. Unless otherwise specified therein, such resignation shall take effect on delivery.

Section 7.06 Removal. The board of directors may, by resolutions adopted by a majority of the Whole Board, at any time remove any member of the executive committee or of any other committee designated by it hereunder either for or without cause.

Section 7.07 Vacancies. If any vacancy shall occur in the executive committee or of any other committee designated by the board of directors hereunder, by reason of disqualification, death, resignation, removal, or otherwise, the remaining members shall, until the filling of such vacancy, constitute the then total authorized membership of the committee and continue to act, unless such committee is left with only one member as a result thereof. Such vacancy may be filled at any meeting of the Whole Board or, if the authority to do so is delegated to the board of directors by the Whole Board, by action taken by a majority of the quorum of the board of directors.

Section 7.08 Compensation. The Whole Board may allow a fixed sum and expenses of attendance to any member of the executive committee or of any other committee designated by it hereunder who is not an active salaried employee of the corporation for attendance at each meeting of the said committee.

ARTICLE VIII
INSURANCE AND OFFICER AND DIRECTOR CONTRACTS

Section 8.01 Indemnification: Third-Party Actions. The corporation shall indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation (and, in the discretion of the board of directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise), against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit, or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 8.02 Indemnification: Corporate Actions. The corporation shall indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation (and, in the discretion of the board of directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the corporation or is or was serving as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 8.03 Determination. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections 8.01 and 8.02 hereof, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any other indemnification under sections 8.01 or 8.02 hereof, unless ordered by a court, shall be made by the corporation only in a specific case in which a determination is made that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard or conduct set forth in sections 8.01 or 8.02 hereof. Such determination shall be made either (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders by a majority vote of a quorum of stockholders at any meeting duly called for such purpose.

Section 8.04 Advances. Expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding on receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by this section. Such expenses incurred by other employees and agents may be so paid on such terms and conditions, if any, as the board of directors deems appropriate.

Section 8.05 Scope of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, sections 8.01, 8.02, and 8.04:

(a) Shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and

(b) Shall, unless otherwise provided when authorized or ratified, continue as to a person who ceases to be a director, officer, employee, or agent of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 8.06 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against any such liability.

Section 8.07 Officer and Director Contracts. No contract or other transaction between the corporation and one or more of its directors or officers or between the corporation and any corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors, officers, or have a financial interest, is either void or voidable solely on the basis of such relationship or solely because any such director or officer is present at or participates in the meeting of the board of directors or a committee thereof which authorizes the contract or transaction or solely because the vote or votes of each director or officer are counted for such purpose, if:

(a) The material facts of the relationship or interest are disclosed or known to the board of directors or committee and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors be less than a quorum;

(b) The material facts of the relationship or interest is disclosed or known to the stockholders and they approve or ratify the contract or transaction in good faith by a majority vote of the shares voted at a meeting of stockholders called for such purpose or written consent of stockholders holding a majority of the shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of stockholders); or

(c) The contract or transaction is fair as to the corporation at the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders.

ARTICLE IX
FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the Whole Board.

ARTICLE X
DIVIDENDS

The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding stock in the manner and on the terms and conditions provided by the articles of incorporation and bylaws.

ARTICLE XI
AMENDMENTS

All bylaws of the corporation, whether adopted by the board of directors or the stockholders, shall be subject to amendment, alteration, or repeal, and new bylaws may be made, except that:

(a) No bylaw adopted or amended by the stockholders shall be altered or repealed by the board of directors;

(b) No bylaw shall be adopted by the board of directors which shall require more than the stock representing a majority of the voting power for a quorum at a meeting of stockholders or more than a majority of the votes cast to constitute action by the stockholders, except where higher percentages are required by law;

(c) If any bylaw regulating an impending election of directors is adopted or amended or repealed by the board of directors, there shall be set forth in the notice of the next meeting of the stockholders for the election of directors, the bylaws so adopted or amended or repealed, together with a concise statement of the changes made; and

(d) No amendment, alteration, or repeal of this article XI shall be made except by the stockholders.

CERTIFICATE OF SECRETARY

The undersigned does hereby certify that such is the secretary of Global Medical Holdings, Inc., a corporation duly organized and existing under and by virtue of the laws of the state of Nevada; that the above and foregoing bylaws of said corporation were duly and regularly adopted as such by the board of directors of said corporation by unanimous consent dated effective __February 1, 2000, and that the above and foregoing bylaws are now in full force and effect and supersede and replace any prior bylaws of the corporation.

DATED effective this _1st day of ____February, 2000.

Walter Scholler, Secretary

FORM OF COMMON STOCK CERTIFICATE

EXHIBIT 4.1

Number Shares

/---------/ /--------/
Global Medical Holdings, Inc.
AUTHORIZED COMMON STOCK: 25,000,000 SHARES
PAR VALUE: $.001

THIS CERTIFIES THAT
---------------------------------------------
IS THE RECORD HOLDER OF

Shares of Global Medical Holdings, Inc. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this
Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

-------------------------- -----------------------------
Secretary President

Global Medical Holdings, Inc.
CORPORATE
SEAL
NEVADA

NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a saving bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common unif gift min act-
......Custodian.........
TEN ENT - as tenants by the entireties (Cust (Minor)
JF TEN - as joint tenants with right under Uniform Gifts to
of survivorship and not as Minors Act ...........
tenants in common (State)

Additional abbreviations may also be used though not in the above list
For Value Received, ____________ hereby sell, assign and
transfer unto (Please insert Social Security or Other Identifying Number of Assignee)
--------------------------------------------------------------------------
(Please print or typewrite name and address, including zip code of Assignee)
--------------------------------------------------------------------------
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_____________________________________________________________Shares of
the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint
____________________________________________________________Attorney
to transfer the said stock on the books of the within named
Corporation with full power of substitution in the premises.
Dated _______________________

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NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever

Exhibit 10.1
CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") made this 28th day of September 2000, by and between eSAFETYWORLD, Inc., a public company whose address is 80 Orville Drive, Bohemia, New York 11716, hereinafter referred to as the "Consultant," and Global Medical, Inc, a Nevada corporation, whose principal place of business is located at 16553 Turquoise Trail, Weston, Florida 33331, hereinafter referred to as "Company."

WHEREAS, Consultant has developed expertise and experience in Internet-based sales and other business applications. It desires to consult with the officers of the Company, and the administrative staff, and to undertake for the Company consultation as to the direction of certain functions in said management; and

WHEREAS, the Company desires to engage the services of Consultant as an independent contractor and not as an employee to perform for the Company consulting services regarding its business operation;

NOW, THEREFORE, it is agreed as follows:

1. Consultation Service. The Company hereby retains Consultant to perform services in accordance with the terms and conditions of this Agreement. Consultant will provide Company with advice regarding a variety of general business, management, planning and e-commerce applications.

2. Term of Agreement. The respective duties and obligations of the contracting parties shall be for a period of 18 months commencing on October 1, 2000.

3. Time Devoted by Consultant. It is anticipated that Consultant will spend the time necessary to perform the services set forth in this Agreement. Services have already begun.

4. Place Where Services Are Rendered. Consultant will perform most of the services in accordance with this Agreement at its offices. In addition, Consultant may perform services by telephone or at other locations agreed to by the parties.

5. Liability. With regard to the services to be performed by Consultant pursuant to the terms of this Agreement, Consultant shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Company, for any acts or omissions in the performance of services on the part of Consultant or on the part of the agents or employees of Consultant, except when said acts or omissions of Consultant are due to willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this Agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of Consultant and Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

6. Compensation. Initially, Consultant shall be required to expend significant effort to familiarize itself with the Company's operations, policies, procedures, opportunities, resources, strategic relationships, goals, and other circumstances relevant to the services to be provided by Consultant. The Company acknowledges that Consultant has already initiated the foregoing activities in anticipation of entering into this Agreement with the Company. After the Consultant's initial study of the Company's business and operations, Consultant will then be required to devote significant effort to developing a general business, management, planning and Internet strategy for the Company. The parties anticipate that the key components of this strategy will be identified and formulated within 90 days after the date of this Agreement. Thereafter, a substantially smaller involvement will be required of Consultant as the Company considers, adopts, and implements Consultant's recommendations. In recognition of the foregoing, the Company shall pay to Consultant a fixed, one-time fee of $300,000 or that number of shares of common stock of the Company equivalent to 6.0% of the number of the Company's common stock issued and outstanding as of the date of this Agreement. Payment of this fee shall be made in either the cash or common stock shall be at the option of the Company. Such payment shall be made by the Company to Consultant within 30 days after the date of this Agreement.

In the event the Company issues shares of common stock for compensation to the Consultant hereunder, Consultant shall execute and deliver to the Company the Consultant's representation letter setting forth relevant facts on which the Company may rely in issuing the shares in reliance on exemptions from registration under applicable federal and state securities laws. At the request of the Board of Directors of the Consultant, the Company shall, at its expense, either (i) register the public resale of such common stock under the Securities Act of 1933, as amended, or (ii) satisfy the applicable requirements, including the preparation and filing of an Information Statement and Form 10 or Form 10-SB under the Securities Exchange Act of 1934 to enable the Consultant to distribute such shares of common stock to the stockholders of the Consultant and file the necessary Form 211 so as to list the Company's shares on the OTC Bulletin Board or other exchange. Consultant will assist Company in satisfying the foregoing requirements at no additional cost to the Company.

Company and Consultant agree that, if Company pays the consulting fee specified herein in the form of shares of common stock, it is Consultant's intention to distribute some or all such shares of common stock to its shareholders.

7. Reimbursement of Expenses. In addition, the Company shall reimburse Consultant for any reasonable out-of-pocket expenses incurred by Consultant pursuant to the terms of this Agreement. Such expenses must receive prior approval from Company and will be paid as the expenses are incurred. It is understood that Company will pay all costs and fees related to its obtaining certified audits and filing fees relating to filings of documents with the Securities and Exchange Commission, state securities agencies, NASDAQ or any similar regulatory agency.

8. Company Information. In connection with Consultant's engagement, the Company will furnish Consultant with any information concerning the Company that Consultant reasonably deems appropriate. Company will pay the costs of producing the information required herein including the cost of an audit by auditors authorized to practice before the Securities and Exchange Commission. Company will provide Consultant with access to the Company's officers, directors, accountants, counsel, and other advisors. In order to facilitate the foregoing, the parties agree as follows:

(a) The Company represents and warrants to Consultant that all such information concerning the Company will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company acknowledges and agrees that Consultant will be using and relying upon such information supplied by the Company and its officers, agents, and others and any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Consultant of the Company or its business or assets.

(b) Consultant understands that certain information to be provided by the Company concerning the business and operations of the Company, its subsidiaries, and affiliates will be confidential information and will be treated by Consultant as such. Consultant will not, directly or indirectly, make use of such information or divulge any such information to others except as authorized by the Company. For purposes of this Agreement, information about the business and operations of the Company, its subsidiaries, and affiliates shall be treated as confidential if such information is conspicuously marked on its face by the Company as "limited," "private," "confidential," or similarly marked to indicate its confidential nature.

(c) Upon termination of this Agreement, Consultant will surrender to the Company all records obtained by Consultant from the Company or entrusted to Consultant during the course of this Agreement (together with all copies thereof) that are conspicuously marked on their face by the Company as "limited," "private," "confidential," or similarly to indicate their confidential nature.

9. Consultant Independent Contractor. Consultant is engaged under the terms of this Agreement as an independent contractor, and nothing herein shall be construed as creating an employer/employee relationship between the parties. Consultant shall not have the authority to make any decisions with respect to any matter as to which Consultant renders consulting services or to enter into agreements or contracts on behalf of the Company or otherwise bind the Company. Consultant shall be solely liable for the payment of any taxes imposed or arising out of the payment of compensation to Consultant under this Agreement.

10. Assignment/Benefits. The benefits of this Agreement shall inure to the benefit of the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns, provided, however, that Consultant shall not assign or permit any other person or entity to assume its obligations hereunder without the prior written approval of the Company. The Company shall provide Consultant with notice of its consent or withholding of such consent within ten days after approval has been requested.

11. Equitable Relief. Consultant acknowledges that any breach or threatened breach or alleged breach or threatened alleged breach by Consultant of any of the provisions of this Agreement can cause irreparable harm to the Company or its subsidiaries or affiliates, for which the Company would have no adequate remedy at law. In the event of a breach or threatened breach or an alleged breach or alleged threatened breach by Consultant of any of the provisions of this Agreement, the Company, in addition to any and all other rights and remedies it may have under this Agreement or otherwise, may immediately seek any judicial action which the Company may deem necessary or advisable including, without limitation, the obtaining of temporary and preliminary injunctive relief.

12. Notice. Any notice, demand, request, or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given if personally served; if transmitted by facsimile if receipt is confirmed by the facsimile operator of the recipient; if sent by electronic mail if receipt is acknowledged by the recipient; if delivered by overnight courier service; or if mailed by certified mail, return receipt requested, addressed as follows:

If to the Company:
Global Medical, Inc.
16553 Turquoise Trail
Weston, FL 33331
Attn: Walter P. Scholler, President and CEO
Facsimile No. 954-349-4694

If to Consultant: eSAFETYWORLD, Inc.
80 Orville Drive
Bohemia, NY 11716
Attn: Edward A. Heil, President
Facsimile No.: 631-244-1549

or such other addresses, facsimile numbers, or electronic mail address as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission or electronic mail, one day after the date so sent by overnight delivery, or three days after the date so mailed.

Either party may change its address for notice purposes by giving notice to the other party pursuant to the above provision.

13. Headings. The headings of the paragraphs herein have been inserted for ease of reference only and shall not control or affect the meaning or interpretation of any of the terms and provisions hereof.

14. Governing Law. This Agreement is entered into under and shall be governed by the laws of the state of New York, excluding law respecting the choice or conflicts of law.

15. Further Action. The parties hereby agree to execute and deliver such additional documents and to take such further action as may become necessary or desirable to fully carry out the provisions and intent of this Agreement.

16. Form of Execution. A valid and binding signature hereto or any notice, demand, request, or other communication required or permitted hereunder may be in the form of a manual execution of a document or a true copy made by photographic, xerographic, or other electronic process that provides similar copy accuracy of a document that has been manually executed.

17. Enforcement. In the event of a dispute between the parties arising under this Agreement, the prevailing party in such dispute shall be entitled to recover its costs, including reasonable attorneys' fees, from the other party.

18. Nonwaiver. The failure of any party to exercise its rights in the event of a breach of any of the terms and provisions of this Agreement by the other party shall not constitute a waiver of any damages attributable to such breach nor a waiver of any such rights with respect to future, similar breaches.

19. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by arbitration in accordance of the rules of the American Arbitration Association , and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Suffolk County, State of New York. In the event that arbitration results from or arises out of this Agreement or the performance thereof or litigation to enforce any award entered therein, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In the event of any such claim or controversy, no action shall be entertained by said arbitration if initiated more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the 28th day of September, 2000.

eSAFETYWORLD, Inc.:

By: _____Edward Heil_____

Its: _____President_______

Global Medical, Inc.:

By: _____Walter P. Scholler

Its: ____President________

Exhibit 10.2

Exhibit 10.2

CONSULTING AGREEMENT

AGREEMENT made this 28th day of September, 2000, by and between EB Consulting, a consulting firm domiciled in the State of New York, hereinafter referred to as the "Consultant," and Global Medical, Inc., a Nevada corporation, whose principal place of business is located at 16553 Turquoise Trail, Weston, Florida 33331, hereinafter referred to as "Company."

WHEREAS, the Company desires to engage the services of the Consultant to perform consulting services for the Company regarding its current business and planned future business as an independent contractor and not as an employee; and

WHEREAS, Consultant desires to consult with the Board of Directors, the officers of the Company, and the administrative staff, and to undertake for the Company consultation as to the direction of certain functions in said management;

NOW, THEREFORE, it is agreed as follows:

1. Term. The respective duties and obligations of the contracting parties shall be for a period of 18 months. Both parties agree that work has already commenced and most procedures will be completed in 180 days.

2. Consultations. Consultant shall be available to consult with the Board of Directors, the officers of the Company, and the heads of the administrative staff, at reasonable times, concerning matters pertaining to the general business management of the Company, the fiscal policies of the Company, the relationship of the Company with its employees or with any organization representing its employees, and, in general, the important problems of concern in the business affairs of the Company. Consultant shall not represent the Company, its Board of Directors, its officers or any other members of the Company in any transactions or communications nor shall Consultant make claim to do so. Consultant understands that certain information to be provided by the Company concerning the business and operations of the Company, its subsidiaries, and affiliates will be confidential information and will be treated by Consultant as such. Consultant will not, directly or indirectly, make use of such information or divulge any such information to others except as authorized by the Company.

3. Liability. With regard to the services to be performed by the Consultant pursuant to the terms of this agreement, the Consultant shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Corporation, for any acts or omissions in the performance of services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of the Consultant and the Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

4. Compensation. The Consultant shall receive compensation from the Company for the performance of the services to be rendered to the Company pursuant to the terms of the agreement $100,000 or three and one-half percent (3.5%) of the issued and outstanding shares of common stock of the Company, at the Company's option. If payment is made in the form of common stock, such shares of common stock shall be deposited in an escrow account with a law firm selected by the Consultant and be subject to a mutually acceptable escrow agreement. The common stock shall be registered as soon as practicable, at Consultant's expense, with the Securities and Exchange Commission on Form S-8 or other form of registration if Form S-8 is not available. In addition, the Company shall reimburse the Consultant for any reasonable out-of-pocket expenses incurred by the Consultant pursuant to the terms of this agreement if such expenses were approved by the Company prior to incurrence.

5. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by arbitration in accordance of the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Suffolk County, State of New York. In the event that arbitration results from or arises out of this Agreement or the performance thereof or litigation to enforce any award entered therein, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In the event of any such claim or controversy, no action shall be entertained by said arbitration if initiated more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the 28th day of September, 2000.

Global Medical, Inc.:

By: __Walter P. Scholler___

Its: ____President________

EB CONSULTING:

By: ___Edward Heil_________

Its: ___________________

Exhibit 10.3

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made and entered into this 15st day of March, 2001, by and between Global Medical, Inc., having its principal place of business in Weston, Florida, hereinafter referred to as the "Employer," and Walter P. Scholler, hereinafter referred to as the "Employee."

  Employment. The Employer hereby agrees to employ the Employee in the capacity of president of the Employer with responsibilities as determined from time to time by the Board of Directors upon the terms and conditions set out herein.

  Term. The term of this Agreement shall begin on July 1, 2001, and shall terminate five years from such date. This Agreement shall automatically renew for an additional year on each contract anniversary date thereafter, unless either party gives sixty (60) days written notice to the other party of his intent not to renew for an additional period.

  Compensation. The Employer shall pay the Employee, as compensation for the services rendered by the Employee, an annual salary of $120,000 during the first two years and $130,000 thereafter, payable every two weeks. Salary payments shall be subject to withholding and other applicable taxes. Employer shall provide Employee with a medical insurance plan. If, at any time during the term of this agreement, the Employer has insufficient funds to pay Employee, the amount not paid will be accrued and paid to Employee when Employer has sufficient funds to do so.

  Expenses The Company will provide Employee with a suitable automobile or shall, in lieu of being furnished with a Company automobile, receive a monthly automobile allowance of not less than $350.00. The Company shall also reimburse Employee for all reasonable and necessary expenses incurred in carrying out his duties under this Agreement. Employee shall present to the Company from time to time an itemized account of such expenses in any form required by the Corporation. Such expenses shall be subject to review by the Audit Committee of the Board of Directors.

  Duties. The Employee shall perform, for the Employer, the duties as defined by the Board of Directors.
  Extent of Services. The Employee shall devote not less than 90 percent of his time, attention, and energies to the Employer's business and shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage. The Employee further agrees that he will perform all of the duties assigned to him to the best of his ability and in a manner satisfactory to the Employer, that he will truthfully and accurately maintain all records, preserve all such records, and make all such reports as the Employer may require; that he will fully account for all money and all of the property of the Employer of which he may have custody and will pay over and deliver the same whenever and however he may be directed to do so.
  Notices. Any notice required or desired to be given under this Agreement shall be given in writing, sent by certified mail, return receipt requested, to his residence in the case of the Employee, or to its principal place of business, in the case of the Employer.

  Waiver of Breach. The waiver by the employer of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee. No waiver shall be valid unless in writing and signed by the Employer.

  Assignment. The Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer.

  Death during Employment. If the Employee dies during the term of employment, the Employer shall pay to the estate of the Employee one full month of compensation which would otherwise be payable to the Employee if the Employee were alive. In addition, the Employer shall allow the Estate of the Employee to maintain the ownership of any interest the Employee had in any and all distributorships.

  Vacations. The Employee shall be entitled each year to vacation and personal leave suitable and appropriate to his position. During this time his compensation shall be paid in full.

  Termination by Employee. The Employee may not terminate this Agreement without cause. This Agreement and the employment of the Employee may be terminated by either party with stated cause upon 30 days' written notice given by either party to the other within 12 months from the date of commencement of employment hereunder, or upon 90 days' written notice with stated cause thereafter. Termination for cause shall include, but not necessarily be limited to (i) Employee's failure, refusal or inability to perform satisfactorily the services required of him by the Board of Directors; (ii) Employee's commitment of an offense of moral turpitude or offense under federal, state or local laws; and (iii) commission by Employee of an act of disloyalty against the Corporation or the violation by Employee of any provision of this Agreement.

  Entire Agreement. This Agreement contains the entire understanding of the parties. It may be changed only by an Agreement in writing, signed by the parties hereto.

  Governing Law. This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of New York. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Suffolk County, State of New York. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

  Indemnity. The Employer shall indemnify the Employee and hold him harmless for any acts or decisions made by him in good faith while performing services for the Employer and will use its best efforts to obtain coverage for the Employee under any insurance policy now in force or hereinafter obtained during the term of this Agreement covering the other officers, and/or employees of the Employer against lawsuits. Employer shall pay all expenses, including attorney's fees, actually and necessarily incurred by the Employee in connection with any appeal thereon, including the cost of court settlements.

  Working Facilities. The Employee shall be provided such facilities and services as are suitable to his position and appropriate for the performance of his duties.

  Contractual Procedures. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefor may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

Global Medical, Inc.

By: Walter P. Scholler

Its: President

Exhibit 10.4

GLOBAL MEDICAL, INC.
2001 STOCK INCENTIVE PLAN

1. Purpose.

The purpose of this Plan is to enable Global Medical, Inc. and its affiliates to recruit and retain capable employees for the successful conduct of its business and to provide an additional incentive to directors, officers and other eligible key employees, consultants and advisors upon whom rest major responsibilities for the successful operation and management of the Company and its affiliates.

2. Definitions.

For purposes of the Plan:

2.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (i) the highest price per Share of Common Stock paid to holders of the Shares of Common Stock in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

2.2 "Affiliate Corporation" or "Affiliate" shall mean any corporation, directly or indirectly, through one of more intermediaries, controlling, controlled by or under common control with the Company.

2.3 "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Award.

2.4 "Award" means an Incentive Stock Option, Nonqualified Stock Option or Stock Appreciation Right granted or to be granted pursuant to the Plan.

2.5 "Board" means the Board of Directors of the Company.

2.6 "Cause" means:

(a) Solely with respect to Nonemployee Directors, the commission of an act of fraud or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate, and

(b) For all other purposes, unless otherwise defined in the Agreement evidencing a particular Award, an Optionee (other than a Nonemployee Director) (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company which transaction is adverse to the interests of the Company and which is engaged in for personal profit, or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

2.7 "Change in Capitalization" means any increase or reduction in the Number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

2.8 A "Change in Control" shall mean the occurrence during the term of the Plan of either of any "person" (as such term is used in Section 13(c) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities, except that the issuance of shares of Common Stock in a public offering made pursuant to the Securities Act of 1933, as amended shall not constitute a Change of Control.

2.9 "Code" means the Internal Revenue Code of 1986, as amended.

2.10 "Committee" means a committee, as described in Section 3.1, appointed by the Board to administer the Plan and to perform the functions set forth herein.

2.11 "Company" means Global Medical, Inc. (including any and all subsidiaries currently existing or hereafter acquired or established).

2.12 "Director Option" means an Option for Shares, Stock Appreciation Rights or Units granted pursuant to Section 6.

2.13 "Disability" means a physical or mental infirmity which impairs an Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

2.14 "Disinterested Director" means a director of the Company who is "disinterested" within the meaning of Rule 16b-3 under the Exchange Act.

2.15 "Eligible Individual" means any director (other than a Nonemployee Director), officer or employee of, or consultant or advisor to, the Company or an Affiliate who is receiving cash compensation and who is designated by the Committee as eligible to receive Awards subject to the conditions set forth herein.

2.16 "Employee Option" means an option granted pursuant to Section 5.

2.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.18 "Fair Market Value" on any date means the average of the high and low sales prices of the Shares on such date on the principal securities exchange on which such Shares are listed, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and closing asked price per Share on such date as quoted on the quotation system of the Nasdaq Stock Market, Inc. or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value as established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

2.19 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

2.20 "Nonemployee Director" means a director of the Company who is not an employee of the Company or an Affiliate.

2.21 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

2.22 "Option" means a Nonqualified Stock Option, an Incentive Stock Option, a Director Option, an Employee Option or any or all of them.

2.23 "Optionee" means a person to whom an Option is being granted under the Plan.

2.24 "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.25 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

2.26 "Plan" means Global Medical, Inc. 2001 Stock Incentive Plan.

2.27 "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles as defined in Opinion No. 16 of the Accounting Principles Board and the amendments thereto.

2.28 "Shares" means the common stock, par value $.001 per share, of the Company and any securities or other consideration issuable in respect of Shares in connection with a Change in Capitalization or Change in Control.

2.29 "Stock Appreciation Right" or "SARs" means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 8 hereof.

2.30 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

2.31 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

2.32 "Ten Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her owns (within the meaning of Section 422(b) (6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary thereof.

3. Administration.

3.1 The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two (2) directors of the Company. If the Board of Directors has any Disinterested Directors or Outside Directors, at least one such Disinterested or Outside Director shall be on the Committee. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

3.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

(a) determine those Eligible Individuals to whom Employee Options shall be granted under the Plan and the number of Employee Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Employee Option, including the purchase price per Share subject to each Employee Option, and make any amendment or modification to any Option Agreement consistent with the terms of this Plan;

(b) construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, including Rule 16b-3 under the Exchange Act and the Code to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee or the exercise of this power shall be final, binding and conclusive upon the Company, its Affiliate Corporations, the Options, and all other persons having any interest therein;

(c) determine the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of this Plan;

(d) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(e) exercise such powers and perform such acts as it deems necessary or advisable to promote the best interests of the Company with respect to the Plan.

4. Stock Subject to the Plan.

4.1 The maximum number of Shares that may be made the subject of Options granted under the Plan is 1,500,000. Upon a Change in Capitalization the maximum number of Shares shall be adjusted in number and kind pursuant to Section 11. The Company shall reserve for purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

4.2 Upon the granting of an Option, the number of Shares available under Section 4.1 for the granting of further Options shall be reduced by the number of shares subject to such Option granted. Whenever any outstanding Option or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option may again be the subject of Options granted hereunder.

5. Option Grants for Eligible Individuals.

5.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Employee Options, the terms and conditions of which shall be set forth in an Agreement.

5.2 Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Employee Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) .

5.3 Maximum Duration. Employee Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option granted hereunder shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder), and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Employee Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

5.4 Vesting. Subject to Section 7.5 hereof, each Employee Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Employee Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

5.5 Modification. No modification of an Employee Option shall adversely alter or impair any rights or obligations under the Employee Option without the Optionee's consent.

6. Option Grants for Nonemployee Directors.

6.1 Purchase Price. The purchase price for Shares or SARs under each Director Option shall be not less than to 100% of the Fair Market Value of such Shares on the date immediately preceding the date of the grant unless specifically determined to be otherwise by the Committee.

6.2 Vesting. Subject to Sections 6.3 and 7.5 each Director Option shall become exercisable within four (4) equal annual installments beginning on the date of grant; provided, however, that the Optionee continues to serve as a Director as of such dates. If an Optionee ceases to serve as a Director for any reason, the Optionee shall have no rights with respect to that portion of a Director Option which has not then vested pursuant to the preceding sentence and the Optionee shall automatically forfeit that portion of the Director Option which remains unvested.

6.3 Limitations on Amendment. The provisions in this Section 6 and Section 7.1 shall not be amended more than once every six (6) months, other than to comport with changes in the Code or the rules and regulations thereunder .

7. Terms and Conditions Applicable to All Options.

7.1 Duration. Each Option shall terminate on the date which is the tenth anniversary of the grant date, unless terminated earlier as follows:

(a) If an Optionee's employment or service terminates for any reason other than Disability, death or Cause, the Optionee may for a period of three (3) months after such termination exercise his or her Option to the extent, and only to the extent, such Option or portion thereof was vested and exercisable as of the date of the Optionee's employment or service terminated, after which time the Option shall automatically terminate in full.

b) If an Optionee's employment or service terminates by reason of the Optionee's Disability, the Optionee may, for a period of one (1) year after such termination, exercise his or her Option to the extent, and only to the extent, such Option or portion thereof was vested and exercisable as of the date the Optionee's employment or service terminated, after which time the Option shall automatically terminate in full.

(c) If an Optionee's employment or service terminates for Cause, the Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

(d) If an Optionee dies while employed or in the service of the Company or an Affiliate or within the three (3) month or twelve (12) month period described in clause (a) or (b), respectively, of this Section 7.1 the Option granted to the Optionee may be exercised at any time within twelve (12) months after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent and distribution, after which time the Option shall terminate in full; provided, however, that an Option may be exercised to the extent, and only to the extent, such Option or portion thereof was exercisable on the date of death or earlier termination of the Optionee's services as a Director.

Notwithstanding clauses (a) through (d) above, the Agreement evidencing the grant of an Employee Option may, in the Committee's sole and absolute discretion, set forth additional or different terms and conditions applicable to Employee Options upon a termination or change in status of the employment or service of an Eligible Individual. Such terms and conditions may be determined at the time the Employee Option is granted or thereafter.

7.2 Non-transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted except by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

7.3 Method of Exercise. The exercise of an option shall be made only by a written notice delivered in person or by mail to the Secretary or Chief Financial Officer of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full in cash upon such exercise. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Employee Option or at any later date (up to and including the date of exercise) that the form of payment acceptable in respect of the exercise of such Employee Option may consist of either of the following (or any combination thereof): (i) cash or (ii) the transfer of Shares to the Company upon such terms and conditions as determined by the Committee. The Optionee shall deliver the Agreement evidencing the Option to the Secretary or Chief Financial Officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

7.4 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

7.5 Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully vested and exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of an Employee Option, an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any Employee Option or portion of an Employee Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any of (x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Employee Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Employee Option or portion thereof surrendered; provided, however, that in the case of an Employee Option granted within six (6) months prior to the Change in Control to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Employee Option. In the event an Optionee's employment or service with the Company is terminated by the Company following a Change in Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionee's employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Optionee's employment or service or the expiration of the stated term of the Option.

8. Stock Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of an Employee Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 8, be subject to the same terms.

8.1 Time of Grant. A Stock Appreciation Right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

8.2 Stock Appreciation Right Related to an Option.

(a) Exercise. Subject to Section 8.8, a Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option Agreement.

(b) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the holder shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit, in any manner, the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(c) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right or the surrender of such Option pursuant to Section 7.3, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

8.3 Stock Appreciation Right Unrelated to an Option.

The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall not have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the holder shall be entitled to contain such terms and conditions as to exercisability (subject to Section 8.8), vesting and duration as the Committee shall determine, but, in no event, shall they have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the holder shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (B) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit, in any manner, the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the same Stock Appreciation Right at the time it is granted.

8.4 Method of Exercise. Stock Appreciation Rights shall be exercised by a holder only by a written notice delivered in person or by mail to the Secretary or Chief Financial Officer of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the holder shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary or Chief Financial Officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the holder.

8.5 Form of Payment. Payment of the amount determined under Sections 8.2(b) or 8.3 may be made in the discretion of the Committee, solely in whole Shares in a number determined at their Fair Market Value in the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash. Notwithstanding the foregoing, no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Sections 8.2(b) or 8.3 to an officer of the Company who is subject to liability under Section 16(b) of the Exchange Act, unless the exercise of such Stock Appreciation Right is made either (i) during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings (the "Window Period") or (ii) pursuant to an irrevocable election to receive cash made at least six (6) months prior to the exercise of such Stock Appreciation Right.

8.6 Modification. No modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the holder's consent.

8.7 Effect of Change in Control. In the event of a Change in Control, all Stock Appreciation Rights shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of a Stock Appreciation Right, a holder will be entitled to receive a payment in cash or stock, in either case, with a value equal to the excess, if any, of (A) the greater of (x) the Fair Market Value, on the date preceding the date of exercise, of the underlying Shares subject to the Stock Appreciation Right or portion thereof exercised and (y) the Adjusted Fair Market Value, on the date preceding the date of exercise, of the Shared over (B) the aggregate Fair Market Value, on the date the Stock Appreciation Right was granted, of the Shares subject to the Stock Appreciation Right or portion thereof exercised; provided, however, that in the case of a Stock Appreciation Right granted within six (6) months of the Change in Control to any holder who may be subject to liability under Section 15(b) of the Exchange Act, such holder shall be entitled to exercise his or her Stock Appreciation Right during the sixty (60) day period commencing upon the expiration of six months from the date of grant of any such Stock Appreciation Right. In the event of a holder's employment or service with the Company is terminated by the Company following a Change in Control, each Stock Appreciation Right held by the holder that was exercisable as of the date of termination of the holder's employment or service shall remain exercisable for a period ending but not before the earlier of the first anniversary of the termination of the holder's employment or service or the expiration of the stated term of the Stock Appreciation Right .

9. Adjustment Upon Changes in Capitalization.

(a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number of Shares with respect to which Options may be granted under the Plan, (ii) maximum number of Shares with respect to which Options may be granted to any Eligible Individual during the term of the Plan, (iii) the number of Shares which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable, and (iv) the number of Shares in respect of which Director Options are to be granted under Section 6.

(b) Any such adjustment in the Shares subject to Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

(c) If, by reason of a Change of Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Option, prior to such Change in Capitalization.

10. Effect of Certain Transactions. Subject to Sections 7.5 and 8.7 or as otherwise provided in an Agreement, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company, the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms.

11. Interpretation.

(a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

(b) The Director Options described in Section 6 are intended to qualify as formula awards under Rule 16b-3 promulgated under the Exchange Act (thereby preserving the disinterested status of Nonemployee Directors receiving such Awards) and the Committee shall generally interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with the foregoing intent shall be inoperative and shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with the foregoing intent shall be inoperative and shall not affect the validity of the Plan.

(c) Unless otherwise expressly stated in the relevant Agreement, each Option granted under the Plan is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options to fail to qualify as performance-based compensation.

12. Pooling Transactions.

Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, which are specifically recommended by an independent public accounting firm engaged by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (i) deferring the vesting, exercise, payment or settlement in respect of any Option, (ii) providing that the payment or settlement in respect of any Option be made in the form of cash, Shares or securities of a successor or acquiree of the Company, or a combination of the foregoing, and (iii) providing for the extension of term of any Option to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option.

13. Termination and Amendment of the Plan.

The Plan shall terminate on the preceding the tenth anniversary of the date of its adoption by the stockholders of the Company, and no Option may be granted thereafter. Subject to Section 6.5, the Board may sooner terminate the Plan, and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a) No such amendment, modification, suspension or termination shall impair or adversely alter any Award already granted under the Plan, except with the consent of the Optionee or holder of an SAR nor shall any amendment, modification or termination deprive any Optionee or holder of an SAR of any Shares which he or she may have acquired through or as a result of the Plan; and

(b) To the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations.

14. Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15. Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Option other than at the sole discretion of the Committee;

(b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c) limit in any way the right of the Company to terminate the employment of any person at any time; or

(d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

16. Regulations and Other Approvals; Governing Law.

16.1 Except as to matters of Federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York.

16.2 The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

16.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

16.4 Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval or any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

16.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require an individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an exemption applicable under the Securities Act as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

17. Miscellaneous.

17.1 Multiple Agreements. The terms of each Award granted to an Eligible Individual may differ from other Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Eligible Individual.

17.2 Withholding of Taxes.

(a) At such times as an Optionee or holder of an SAR recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee or holder shall pay other amounts as may be required by law to be withheld by the Company in issuance or release from escrow of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or holder an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or holder may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of an Optionee or holder who may be subject to liability under Section 16(b) of the Exchange Act either; (i)(A) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and (B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; or (ii)(A) the Tax Election is made at least six (6) months after the date the Award was granted, (B) the Award is exercised during the Window Period and (C) the Tax Election is made during the Window Period in which the related Award is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify this Section 17.2 (other than as regards Director Options) or impose such other restrictions or limitations on Tax Elections to be made at such times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

(b) If an Optionee makes a disposition, within the meaning of Section 424 (c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

17.3 Effective Date. The effective date of the Plan shall be May 31, 2001.

Exhibit 22.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Global Medical Holdings, Inc.
Weston, FL

We hereby consent to the use in this Registration Statement of AMP Productions, Inc. on Form SB-2 of our audit report dated July 6, 2001 for the financial statements of Global Medical Holdings, Inc. as of and for the years ended May 31, 2001 and 2000, which are part of this Registration Statement and to all references to our firm included in this Registration Statement.

/s/ Massella, Tomaro & Co., LLP

Massella, Tomaro & Co., LLP

Jericho, NY

July 17, 2001